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                                                   CONFORMED COPY


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              AMENDED AND RESTATED CREDIT AGREEMENT


                 dated as of September 26, 1995


                              among


               HORIZON/CMS HEALTHCARE CORPORATION,


               CONTINENTAL MEDICAL SYSTEMS, INC.,


                    THE LENDERS NAMED HEREIN,

                               and

                   NATIONSBANK OF TEXAS, N.A.

                  as Agent and as Issuing Bank







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                        TABLE OF CONTENTS

Article Section                                                 Page

ARTICLE I  DEFINITIONS
     SECTION 1.01.  Defined Terms. . . . . . . . . . . . . . .    1
     SECTION 1.02.  Terms Generally. . . . . . . . . . . . . .   22
     SECTION 1.03.  Types of Borrowings. . . . . . . . . . . .   23

ARTICLE II  THE CREDITS
     SECTION 2.01.  Restructuring of Horizon Loans and
                    Continental Loans. . . . . . . . . . . . .   23
     SECTION 2.02.  Commitment to Make Loans . . . . . . . . .   24
     SECTION 2.03.  Loans. . . . . . . . . . . . . . . . . . .   24
     SECTION 2.04.  Notice of Borrowings . . . . . . . . . . .   26
     SECTION 2.05.  Notes; Repayment of Loans. . . . . . . . .   26
     SECTION 2.06.  Fees . . . . . . . . . . . . . . . . . . .   26
     SECTION 2.07.  Interest on Loans. . . . . . . . . . . . .   27
     SECTION 2.08.  Default Interest . . . . . . . . . . . . .   28
     SECTION 2.09.  Alternate Rate of Interest . . . . . . . .   28
     SECTION 2.10.  Reduction of Commitments; Extension of
                    Commitments. . . . . . . . . . . . . . . .   28
     SECTION 2.11.  Repayments and Prepayments . . . . . . . .   29
     SECTION 2.12.  Reserve Requirements; Certain Changes in
                    Circumstances. . . . . . . . . . . . . . .   30
     SECTION 2.13.  Change in Legality . . . . . . . . . . . .   32
     SECTION 2.14.  Indemnity. . . . . . . . . . . . . . . . .   32
     SECTION 2.15.  Pro Rata Treatment . . . . . . . . . . . .   33
     SECTION 2.16.  Sharing of Setoffs . . . . . . . . . . . .   33
     SECTION 2.17.  Payments . . . . . . . . . . . . . . . . .   34
     SECTION 2.18.  Taxes. . . . . . . . . . . . . . . . . . .   34
     SECTION 2.19.  Assignment of Commitments Under Certain
                    Circumstances. . . . . . . . . . . . . . .   37
     SECTION 2.20.  Letters of Credit. . . . . . . . . . . . .   38

ARTICLE III  REPRESENTATIONS AND WARRANTIES
     SECTION 3.01.  Organization; Powers . . . . . . . . . . .   42
     SECTION 3.02.  Authorization. . . . . . . . . . . . . . .   42
     SECTION 3.03.  Enforceability . . . . . . . . . . . . . .   43
     SECTION 3.04.  Consents and Governmental Approvals. . . .   43
     SECTION 3.05.  Financial Statements . . . . . . . . . . .   43
     SECTION 3.06.  No Material Adverse Change . . . . . . . .   44
     SECTION 3.07.  Title to Properties; Possession Under
                    Leases . . . . . . . . . . . . . . . . . .   44
     SECTION 3.08.  Subsidiaries . . . . . . . . . . . . . . .   44
     SECTION 3.09.  Litigation; Compliance with Laws . . . . .   44
     SECTION 3.10.  Agreements . . . . . . . . . . . . . . . .   45


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     SECTION 3.11.  Federal Reserve Regulations. . . . . . .  46
     SECTION 3.12.  Investment Company Act; Public Utility
                    Holding Company Act  . . . . . . . . . .  46
     SECTION 3.13.  Use of Proceeds. . . . . . . . . . . . .  46
     SECTION 3.14.  Tax Returns. . . . . . . . . . . . . . .  46
     SECTION 3.15.  No Material Misstatements. . . . . . . .  46
     SECTION 3.16.  Employee Benefit Plans . . . . . . . . .  47
     SECTION 3.17.  Environmental and Safety Matters . . . .  48
     SECTION 3.18.  Security Interests . . . . . . . . . . .  48
     SECTION 3.19.  Solvency . . . . . . . . . . . . . . . .  48
     SECTION 3.20.  Transactions with Affiliates . . . . . .  48
     SECTION 3.21.  Insurance. . . . . . . . . . . . . . . .  49
     SECTION 3.22.  Labor Relations. . . . . . . . . . . . .  49

ARTICLE IV  CONDITIONS OF LENDING
     SECTION 4.01.  Conditions Precedent to the
                    Effective Date . . . . . . . . . . . . .  49
     SECTION 4.02.  All Borrowings . . . . . . . . . . . . .  52
     SECTION 4.03.  Horizon Notes and Continental Notes. . .  53

ARTICLE V  AFFIRMATIVE COVENANTS
     SECTION 5.01.  Existence; Businesses and Properties;
                    Leases and Operating Leases  . . . . . .  53
     SECTION 5.02.  Insurance. . . . . . . . . . . . . . . .  54
     SECTION 5.03.  Obligations and Taxes. . . . . . . . . .  54
     SECTION 5.04.  Financial Statements, Reports, etc . . .  55
     SECTION 5.05.  Litigation and Other Notices . . . . . .  56
     SECTION 5.06.  ERISA. . . . . . . . . . . . . . . . . .  56
     SECTION 5.07.  Maintaining Records; Access to
                    Properties and Inspections . . . . . . .  57
     SECTION 5.08.  Use of Proceeds. . . . . . . . . . . . .  57
     SECTION 5.09.  Fiscal Year. . . . . . . . . . . . . . .  57
     SECTION 5.10.  Material Subsidiaries. . . . . . . . . .  57
     SECTION 5.11.  Further Assurances . . . . . . . . . . .  57

ARTICLE VI  NEGATIVE COVENANTS
     SECTION 6.01.  Indebtedness . . . . . . . . . . . . . .  58
     SECTION 6.02.  Negative Pledge. . . . . . . . . . . . .  60
     SECTION 6.03.  Sale and Lease-Back Transactions . . . .  61
     SECTION 6.04.  Investments, Loans and Advances. . . . .  61
     SECTION 6.05.  Mergers, Consolidations, Dispositions
                    and Acquisitions . . . . . . . . . . . .  63
     SECTION 6.06.  Dividends and Distributions. . . . . . .  65
     SECTION 6.07.  Impairment.. . . . . . . . . . . . . . .  66
     SECTION 6.08.  Limitation on Restrictions on
                    Subsidiaries . . . . . . . . . . . . . .  66
     SECTION 6.09.  No Other Negative Pledges. . . . . . . .  66
     SECTION 6.10.  Transactions with Affiliates . . . . . .  67
     SECTION 6.11.  Business of Horizon, Continental and
                    Subsidiaries . . . . . . . . . . . . . .  67
     SECTION 6.12.  Sales of Receivables.. . . . . . . . . .  67

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     SECTION 6.13.  Certain Amendments . . . . . . . . . . .  67
     SECTION 6.14.  Changes in GAAP. . . . . . . . . . . . .  68
     SECTION 6.15.  Material Agreements. . . . . . . . . . .  68
     SECTION 6.16.  Issuance of Securities . . . . . . . . .  68
     SECTION 6.17.  Subordinated Debt. . . . . . . . . . . .  68
     SECTION 6.18.  Joint Ventures . . . . . . . . . . . . .  69
     SECTION 6.19.  Financial Covenants. . . . . . . . . . .  69

ARTICLE VII  EVENTS OF DEFAULT

ARTICLE VIII  THE AGENT AND ISSUING BANK
     SECTION 8.01.  Appointment and Authorization. . . . . .  75
     SECTION 8.02.  Liability of Agent . . . . . . . . . . .  75
     SECTION 8.03.  Action by Agent. . . . . . . . . . . . .  76
     SECTION 8.04.  Successor Agents . . . . . . . . . . . .  76
     SECTION 8.05.  Agent and Affiliate. . . . . . . . . . .  77
     SECTION 8.06.  Indemnification. . . . . . . . . . . . .  77
     SECTION 8.07.  Credit Decision. . . . . . . . . . . . .  77

ARTICLE IX  MISCELLANEOUS
     SECTION 9.01.  Notices. . . . . . . . . . . . . . . . .  78
     SECTION 9.02.  Survival of Agreement. . . . . . . . . .  78
     SECTION 9.03.  Binding Effect . . . . . . . . . . . . .  79
     SECTION 9.04.  Successors and Assigns . . . . . . . . .  79
     SECTION 9.05.  Expenses; Indemnity. . . . . . . . . . .  82
     SECTION 9.06.  Right of Setoff. . . . . . . . . . . . .  84
     SECTION 9.07.  Applicable Law . . . . . . . . . . . . .  84
     SECTION 9.08.  Waivers; Amendment . . . . . . . . . . .  84
     SECTION 9.09.  Interest Rate Limitation . . . . . . . .  85
     SECTION 9.10.  Entire Agreement . . . . . . . . . . . .  86
     SECTION 9.11.  Severability . . . . . . . . . . . . . .  86
     SECTION 9.12.  Counterparts . . . . . . . . . . . . . .  87
     SECTION 9.13.  Headings . . . . . . . . . . . . . . . .  87
     SECTION 9.14.  Jurisdiction; Consent to Service of
                    Process  . . . . . . . . . . . . . . .    87
     SECTION 9.15.  Joint and Several Liability. . . . . . .  88

SCHEDULES

Schedule 2.02     Commitments
Schedule 2.20(l)  Outstanding Letters of Credit
Schedule 3.02     Authorizations
Schedule 3.07     Real Property
Schedule 3.08     Subsidiaries
Schedule 3.09     Compliance with Laws
Schedule 3.10     Material Contracts and Licenses

                                      iii


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Schedule 3.16     Employee Benefit Plans
Schedule 3.17     Environmental Matters
Schedule 3.20     Transactions with Affiliates
Schedule 6.01     Permitted Indebtedness
Schedule 6.02     Permitted Liens
Schedule 6.04     Investments, Loans and Advances
Schedule 6.08     Limitations on Restrictions on Subsidiaries
Schedule 6.09     No Other Negative Pledges


EXHIBITS

Exhibit A         Form of Note
Exhibit B-1       Form of Horizon Subsidiaries' Consent and Agreement
Exhibit B-2       Form of Continental Subsidiaries' Consent and
                    Agreement
Exhibit C-1       Form of Horizon Consent and Agreement
Exhibit C-2       Form of Continental Consent and Agreement
Exhibit D         Form of Intercompany Note
Exhibit E         Form of Assignment and Acceptance
Exhibit F         Form of Opinion of Counsel
Exhibit G         Form of Compliance Certificate
Exhibit H         Form of Supplemental Agreement

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     AMENDED AND RESTATED CREDIT AGREEMENT dated as of
September 26, 1995, among HORIZON/CMS HEALTHCARE CORPORATION, a Delaware corporation, CONTINENTAL MEDICAL SYSTEMS, INC., a Delaware corporation, the financial institutions listed on the signature pages hereof and NATIONSBANK OF TEXAS, N.A., as Agent and as Issuing Bank.

     Horizon (such term, and all other capitalized terms herein, being used as hereinafter defined) and Continental are parties to the Original Credit Agreement. The Original Credit Agreement provides (i) that Horizon is entitled to borrow in an aggregate principal amount of up to $250,000,000 in the form of Horizon Loans and Horizon Letters of Credit and (ii) that Continental is entitled to borrow in an aggregate principal amount of up to $235,000,000 in the form of Continental Loans and Continental Letters of Credit. Horizon and Continental have requested to increase the aggregate amount committed under the Original Credit Agreement from $485,000,000 to $750,000,000 in order to fund the repurchase of the Subordinated Notes and to combine the separate facilities and covenants for Horizon and Continental presently existing under the Original Credit Agreement into a single consolidated facility (with Horizon and Continental as co-borrowers), all on the terms and the conditions set forth in this Amended Agreement.

     Accordingly, the Borrowers, the Lenders, the Agent and the Issuing Bank agree that, on the Effective Date, without any further action by any person, this Amended Agreement will become effective and the Original Credit Agreement will be amended to read in full as follows:

                            ARTICLE I

                           DEFINITIONS

     SECTION 1.01.  DEFINED TERMS.  As used in this Amended
Agreement, the following terms shall have the meanings specified below:

     "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

     "ABR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

     The term "ADDITIONAL AMOUNT" shall have the meaning assigned to such term in Section 2.18(a).

     "ADJUSTED LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the Interbank Offered Rate in effect for such Interest Period and (b) Statutory Reserves.

     "ADMINISTRATIVE QUESTIONNAIRE" shall mean, with respect to each Lender, the administrative questionnaire in the form submitted to such Lender by the Agent and returned to the Agent duly completed by such Lender.

     "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

     "AGENT" shall mean NationsBank of Texas, N.A., in its capacity as agent for the Lenders hereunder, and its successors in such capacity.

     "AMENDED AGREEMENT" shall mean this Amended and Restated
Credit Agreement, as amended or modified from time to time.

     "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause
(b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively, without notice to the Borrowers.

     "APPROVED EXTENSION" shall have the meaning assigned to such term in Section 2.10(b).

     "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Agent, in the form of Exhibit E or such other form as shall be approved by the Agent.

     "ATTRIBUTABLE DEBT" in respect of a transaction of the type referred to in Section 6.03, shall mean, at the time of determination, the greater of (a) the Fair Market Value of the property subject to such transaction (as determined in good faith by a Financial Officer of Horizon) or (b) the present value (discounted at the interest rate implicit in the applicable lease, compounded semiannually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such transaction (including any period for which such lease has been extended).

     "AVAILABILITY PERIOD" shall mean the period from and including the Effective Date to but excluding the earlier of (a) the Maturity Date and (b) the termination of the Commitments of the Lenders in accordance with the terms hereof.

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     "AVERAGE LIFE" shall mean, as of any date, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from such date to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment by (ii) the sum of all such payments.

     "BOARD" shall mean the Board of Governors of the Federal
Reserve System of the United States.

     "BORROWERS" shall mean Horizon and Continental, jointly and severally.

     "BORROWING" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single
Interest Period is in effect.

     "BUSINESS DAY" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Texas or the State of New York) on which banks are open for business in Dallas, Texas and New York, New York; PROVIDED, HOWEVER, that, when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "CAPITAL LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes of this Amended Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

     "CASH EQUIVALENTS" shall mean:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 90 days from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 90 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating from Standard & Poor's Corporation of A-2 or better and a credit rating from Moody's Investors Service, Inc. of P-2 or better;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 90 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000 and a credit rating for short-term bank deposits of A-3 or better from Standard & Poor's Corporation or P-3 or better from Moody's Bank Credit Report Service or of any Lender;

          (d) investments in any deposit or savings account with any bank or other financial institution to the extent that such investments are fully insured by the Federal Deposit
     Insurance Corporation; and

          (e) other investment instruments approved in writing by the Agent and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $500,000,000.

     A "CHANGE IN CONTROL" shall be deemed to have occurred if:

          (a) Horizon shall cease to own of record and beneficially, 100% of each class of outstanding Equity Interests of Continental, free and clear of all Liens (other than any Lien created by the Horizon Pledge Agreement), whether as a result of the issuance of securities of Continental, any merger, consolidation, liquidation or dissolution of Continental, any transfer of securities by Horizon or otherwise;

          (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Horizon, together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Horizon was approved by a vote of the percentage specified in the By-laws of Horizon (but not less than 66-2/3%) of the directors of Horizon then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (collectively for purposes of this definition, "incumbent directors") cease for any reason to constitute a majority of the Board of Directors of Horizon then in office; or

          (c) any person or "group" (within the meaning of Rule 13d-5 under the Exchange Act) (i) is or becomes the "benefi-cial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of shares representing more than 20% of the aggregate ordinary voting power of the outstanding Equity Interests of Horizon, or (ii) shall otherwise directly or indirectly Control Horizon (except for any such Control deemed to exist solely as a result of an incumbent director's status as a director or executive officer).

     "CLOSING DATE" shall mean July 10, 1995.

     "CMS BUSINESS" shall mean the provision of medical rehabilitation programs and services (whether in an inpatient or outpatient setting or on a contract services basis), the provision of therapy services and locum tenens services, the ownership and operation of nursing homes and the provision of management services for healthcare institutions, physicians and other providers, including the operation of inpatient and outpatient centers, residential care centers, transitional living centers and ambulatory surgery centers, the provision of home healthcare, diagnostic testing and laboratory services, and the provision of practice management and other healthcare provider management services, and activities incidental to or supporting the competitive position of Horizon and the Subsidiaries in any such businesses.

     "CODE" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

     "COLLATERAL" shall mean all the collateral pledged or purported to be pledged pursuant to the Pledge Agreements.

     "COMMITMENT" shall mean, with respect to any Lender, the commitment of such Lenders to make Loans hereunder as set forth in Section 2.02, as the same may be reduced or extended pursuant to Section 2.10.

     "COMMITMENT FEE" shall have the meaning assigned to such term in Section 2.06.

     "COMMITMENT RATE" shall mean, for any day, calculated on a per annum basis:

     (A)  0.2000%, if such day falls within a Level I Pricing Period;

     (B) 0.2500%, if such day falls within a Level II Pricing Period, a Level III Pricing Period or a Level IV Pricing Period; and

     (C) 0.3125%, if such day falls within a Level V Pricing Period or a Level VI Pricing Period.

     "COMMONLY CONTROLLED ENTITY" shall mean each of the Subsidiaries and each other entity, whether or not incorporated, which is under common control with either Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes either Borrower and which is treated as a single employer under Section 414 of the Code.

     "COMMON STOCK" shall mean the Common Stock, par value $.001 per share, of Horizon and any other Equity Interests of Horizon into which the Common Stock shall be reclassified or otherwise changed.

     "CONSENTING LENDERS" shall mean, at any time, Lenders holding Loans and participations in Letters of Credit and having unused Commitments, representing in the aggregate at least 75% of the sum at such time of (a) the aggregate principal amount of the Loans outstanding, (b) the aggregate amount of the Letter of Credit Exposure and (c) the aggregate amount of unused Commitments.

     "CONSENT SOLICITATIONS" shall mean the solicitations of consents by Horizon from the registered holders of the Subordinated Notes in connection with the Tender Offers.

     "CONSOLIDATED SUBSIDIARIES" shall mean, for any person, all subsidiaries of such person that should be consolidated with such person for financial reporting purposes in accordance with GAAP.

     "CONTINENTAL" shall mean Continental Medical Systems, Inc., a Delaware corporation, and its successors.

     "CONTINENTAL CONSENT" shall mean the Continental Consent and Agreement dated as of September 26, 1995 between Continental and the Agent in the form attached hereto as Exhibit C-2.

     "CONTINENTAL GROUP" shall mean Continental and the Continental
Subsidiaries.

     "CONTINENTAL LETTERS OF CREDIT" shall mean those Letters of Credit outstanding immediately prior to the Effective Date as "Continental Letters of Credit" under the Original Credit Agreement.

     "CONTINENTAL LOANS" shall mean the Loans outstanding immediately prior to the Effective Date as "Continental Loans" under the Original Credit Agreement.

     "CONTINENTAL NOTES" shall mean those promissory notes of Continental dated July 10, 1995 in favor of the lenders party to the Original Credit Agreement.

     "CONTINENTAL PLEDGE AGREEMENT" shall mean the Pledge and Security Agreement dated as of July 6, 1995 between Continental and the Agent, as amended by the Continental Consent and as such Pledge and Security Agreement may be further amended from time to time.

     "CONTINENTAL SUBSIDIARIES' CONSENT" shall mean the Continental Subsidiaries' Consent and Agreement dated as of September 26, 1995 among the Continental Subsidiary Guarantors, the Continental Subsidiary Pledgors and the Agent in the form attached hereto as Exhibit B-2.

     "CONTINENTAL SUBSIDIARIES' GUARANTEE AGREEMENT" shall mean the Guarantee Agreement dated as of July 6, 1995 among the Continental Subsidiary Guarantors and the Agent, as amended by the Continental Subsidiaries' Consent and as such Continental Subsidiaries' Guarantee Agreement may be further amended from time to time.

     "CONTINENTAL SUBSIDIARIES' PLEDGE AGREEMENT" shall mean the Pledge and Security Agreement dated as of July 6, 1995 among the Continental Subsidiary Pledgors and the Agent, as amended by the Continental Subsidiaries' Consent and as such Pledge and Security Agreement may be further amended from time to time.

     "CONTINENTAL SUBSIDIARY" shall mean any subsidiary of Continental.

     "CONTINENTAL SUBSIDIARY GUARANTOR" shall mean each Continental Subsidiary which is designated as a "Continental Subsidiary Guarantor" on
Schedule 3.08 or in a Supplemental Agreement.

     "CONTINENTAL SUBSIDIARY PLEDGOR" shall mean each Continental Subsidiary which is designated as a "Continental Subsidiary Pledgor" on Schedule 3.08 or in a Supplemental Agreement.

     "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto. For purposes of this definition, beneficial ownership of 10% or more of the voting Equity Interests (on a fully diluted basis) of any person shall be deemed to be "Control" of such person.

     "DEBT/EBITDAR RATIO" of any person shall mean, as of any day, the ratio of (a) the sum of (i) Total Funded Debt of such person as of such day and
(ii) 8 times Rental Expense of such person for the Reference Period with respect to such day to (b) EBITDAR for such Reference Period; PROVIDED, HOWEVER, that if since the beginning of such Reference Period such person or any of its Consolidated Subsidiaries shall have acquired all or substantially all of an operating unit of a business, whether by an acquisition of Equity Interests or assets, by merger or otherwise (including, in the case of any Reference Period consisting of any period prior to the Closing Date, the Merger), then EBITDAR and Rental Expense for such Reference Period shall be calculated after giving pro forma effect thereto (including the issuance of any Indebtedness) as if such acquisition occurred on the first day of such Reference Period. For purposes of this definition, whenever pro forma effect is to be given to such an acquisition, the pro forma calculations shall be determined in good faith by a Financial Officer of Horizon, subject to the review and approval of the Agent. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire Reference Period.

     "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

     "DISCLOSURE DOCUMENTS" shall have the meaning assigned to such term in
Section 3.15(b).

     "DISQUALIFIED EQUITY INTEREST" of any person shall mean (a) any Equity Interest of such person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Equity Interests or (iii) is redeemable or subject to any mandatory repurchase requirement at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Maturity Date and
(b) any Preferred Stock of such person.

     "DISSENTING LENDER" shall have the meaning assigned to such term in
Section 2.10(b).

     "DOLLARS" or "$" shall mean lawful money of the United States of America.

     "EBITDAR" of any person shall mean, for any period, (a) Net Income of such person for such period, excluding (i) any positive non-cash income and
(ii) any positive income constituting extraordinary items in accordance with GAAP, plus (b) the following items of such person for such period to the extent deducted in calculating such Net Income: (i) Interest Paid, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense,
(v) Rental Expense and (vi) any expenses constituting extraordinary items in accordance with GAAP; PROVIDED that in determining EBITDAR of Horizon for purposes of this definition, Net Income of Horizon shall be determined without regard to (A) any expenses of Horizon and its Consolidated Subsidiaries incurred during fiscal year 1996 as a result of the Merger, to the extent that the aggregate pre-tax amount of all such expenses does not exceed $60,000,000, (B) restructuring charges of Horizon and its Consolidated Subsidiaries incurred during the fourth quarter of fiscal 1995 and the first quarter of fiscal 1996 as a result of the disposition of eight facilities, as described on Schedule 3.07, to the extent that the aggregate pre-tax amount of all such charges does not exceed $28,800,000 and (C) special charges of Continental and its Consolidated Subsidiaries incurred during the second and third quarters of fiscal 1995, to the extent that the aggregate pre-tax amount of all such charges does not exceed $18,500,000.

     "EFFECTIVE DATE" shall have the meaning assigned to such term in Section 4.01.

     "EQUITY INTERESTS" of any person shall mean any and all shares, partnership and other interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such person.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar
Loans.

     "EURODOLLAR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

     "EURODOLLAR MARGIN" shall mean, for any day, calculated on a per annum basis:

     (A)  0.6250%, if such day falls within a Level I Pricing Period;

     (B)  0.7500%, if such day falls within a Level II Pricing Period;

     (C)  0.8750%, if such day falls within a Level III Pricing Period;

     (D)  1.0000%, if such day falls within a Level IV Pricing Period;

     (E)  1.2500%, if such day falls within a Level V Pricing Period; and

     (F)  1.5000%, if such day falls within a Level VI Pricing Period.

     "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Article VII.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXTENSION" shall have the meaning assigned to such term in Section
2.10(b).

     "EXTENSION DATE" shall have the meaning assigned to such term in Section 2.10(b).

     "FACILITY" shall mean the Loans and the Letters of Credit provided or participated in by the Lenders to the Borrowers pursuant to this Amended Agreement and the other Loan Documents.

     "FAIR MARKET VALUE" shall mean, with respect to any asset or Equity Interest, the sale or lease value, as the case may be, that would be obtained in an arm's-length transaction between an informed and willing seller or lessor under no compulsion to sell or lease and an informed and willing buyer or lessee.

     "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. Each change in the Federal Funds Effective Rate shall be effective on the date thereof, without notice to the Borrowers.

     "FEE LETTER" shall have the meaning assigned to such term in Section
2.06(b).

     "FEES" shall mean the Commitment Fees, the other fees payable pursuant to Section 2.06 and the Letter of Credit Fees.

     "FINANCIAL OFFICER" of any corporation shall mean the chief financial officer or principal accounting officer of such corporation.

     "FINANCIAL STATEMENTS" shall have the meaning assigned to such term in
Section 3.05.

     "FIXED CHARGE COVERAGE RATIO" of any person shall mean, as of any day, the ratio of (a) EBITDAR of such person for the Reference Period with respect to such day to (b) the sum of (i) Principal Payments of such person for such Reference Period, (ii) Interest Paid of such person for such Reference Period, (iii) Rental Expense of such person for such Reference Period; PROVIDED, HOWEVER, that if since the beginning of such Reference Period such person or any of its Consolidated Subsidiaries shall have acquired all or substantially all of an operating unit of a business, whether by an acquisition of Equity Interests or assets, by merger or otherwise (including, in the case of any Reference Period consisting of any period prior to the Closing Date, the Merger), then EBITDAR, Interest Paid and Rental Expense for such Reference Period shall be calculated after giving pro forma effect thereto (including the issuance of any Indebtedness) as if such acquisition occurred on the first day of such Reference Period. For purposes of this definition, whenever pro forma effect is to be given to such an acquisition, the pro forma calculations shall be determined in good faith by a Financial Officer of Horizon, subject to the review and approval of the Agent. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire Reference Period.

     "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

     "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity.

     "GREENERY CONVERTIBLE NOTES" shall mean the 6-1/2% Convertible Subordinated Debentures Due 2011 and the 8-3/4% Convertible Senior Subordinated Notes Due 2015 of Horizon outstanding on the Effective Date.

     "GUARANTEE" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

     "GUARANTEE AGREEMENTS" shall mean the Horizon Subsidiaries' Guarantee Agreement and the Continental Subsidiaries' Guarantee Agreement.

     "HAZARDOUS MATERIALS" shall have the meaning assigned to such term in
Section 3.17.

     "HIGHEST LAWFUL RATE" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Obligations, as the case may be, under laws applicable to such Lender that are presently in effect or, to the extent allowed by law, under such applicable laws that may hereafter be in effect and that allow a higher maximum nonusurious interest rate than applicable laws now allow.

     "HORIZON" shall mean Horizon/CMS Healthcare Corporation, a Delaware corporation, and its successors.

     "HORIZON CONSENT" shall mean the Horizon Consent and Agreement dated as of September 26, 1995 between the Agent and Horizon in the form attached hereto as Exhibit C-1.

     "HORIZON GROUP" shall mean Horizon and its subsidiaries (other than Continental and its subsidiaries).

     "HORIZON LETTERS OF CREDIT" shall mean those Letters of Credit outstanding immediately prior to the Effective Date as "Horizon Letters of Credit" under the Original Credit Agreement.

     "HORIZON LOANS" shall mean the Loans outstanding immediately prior to the Effective Date as "Horizon Loans" under the Original Credit Agreement.

     "HORIZON NOTES" shall mean those promissory notes of Horizon dated July 10, 1995 in favor of the lenders party to the Original Credit Agreement.

     "HORIZON PLEDGE AGREEMENT" shall mean the Pledge and Security Agreement dated as of July 6, 1995 between Horizon and the Agent, as amended by the Horizon Consent and as such Pledge and Security Agreement may be further amended from time to time.

     "HORIZON SUBSIDIARIES' CONSENT" shall mean the Horizon Subsidiaries' Consent and Agreement dated as of September 26, 1995 among the Horizon Subsidiary Guarantors, the Horizon Subsidiary Pledgors and the Agent in the form attached hereto as Exhibit B-1.

     "HORIZON SUBSIDIARIES' GUARANTEE AGREEMENT" shall mean the Guarantee Agreement dated as of July 6, 1995 among the Horizon Subsidiary Guarantors and the Agent, as amended by the Horizon Subsidiaries' Consent and as such Horizon Subsidiaries' Guarantee Agreement may be further amended from time to time.

     "HORIZON SUBSIDIARIES' PLEDGE AGREEMENT" shall mean the Pledge and Security Agreement dated as of July 6, 1995 among the Horizon Subsidiary Pledgors and the Agent, as amended by the Horizon Subsidiaries' Consent and as such Pledge and Security Agreement may be further amended from time to time.

     "HORIZON SUBSIDIARY" shall mean any subsidiary of Horizon (other than the Continental Group).

     "HORIZON SUBSIDIARY GUARANTOR" shall mean each Horizon Subsidiary which is designated as a "Horizon Subsidiary Guarantor" on Schedule 3.08 or in a Supplemental Agreement.

     "HORIZON SUBSIDIARY PLEDGOR" shall mean each Horizon Subsidiary which is designated as a "Horizon Subsidiary Pledgor" on Schedule 3.08 or in a Supplemental Agreement.

     "INACTIVE SUBSIDIARY" of any person shall mean a subsidiary of such person that has been dissolved or is dormant or inactive.

     "INDEBTEDNESS" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of Interest Rate Protection Agreements and (j) all obligations of such person, contingent or otherwise, as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person (i) shall include the Indebtedness of any partnership in which such person is a general partner and
(ii) shall exclude the trade payables of such person incurred in the ordinary course of business of such person.

     "INDEMNIFIED PARTY" shall have the meaning assigned to such term in
Section 9.05(b).

     "INTERBANK OFFERED RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the effective rate (rounded upwards, if necessary, to the next 1/16 of 1%), determined by an office of the Agent then determining such rates, at which deposits in immediately available funds in dollars approximately equal in principal amount to the Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are being, have been, or would be offered or quoted by the Agent to major banks in the applicable interbank market for Eurodollar deposits at 11:00 a.m., local time, two Business Days prior to the commencement of such Interest Period. If no such offers or quotes are generally available for such amount, then the Agent shall be entitled to determine the Interbank Offered Rate by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quotes or offers were generally available.

     "INTERCOMPANY NOTES" shall mean the promissory notes of the Horizon Subsidiaries issued to Horizon and the promissory notes of the Continental Subsidiaries issued to Continental, as contemplated by Sections 4.01(c)(ii) and 6.01(f), in the form attached hereto as Exhibit D or such other form as may be satisfactory to the Agent, representing Subsidiary Intercompany Indebtedness.

     "INTEREST PAID" of any person shall mean, for any period, the aggregate amount of interest expense of such person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period, plus, to the extent not included in such interest expense, (a) interest expense attributable to capital leases, (b) amortization of debt discount and debt issuance cost, (c) capitalized interest, (d) non-cash interest expense,
(e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (f) interest actually paid by such person or any of its Consolidated Subsidiaries under any Guarantee or other obligation of any other person, (g) net costs associated with Interest Rate Protection Agreements (including amortization of fees),
(h) dividends paid in respect of all Disqualified Equity Interests of the subsidiaries of such person, (i) dividends paid in respect of all Disqualified Equity Interests of such person held by any party other than any Wholly Owned Subsidiary of such person and (j) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any party (other than such person) in connection with loans incurred by such plan or trust to purchase newly issued or treasury shares of such person or any of its Affiliates.

     "INTEREST PAYMENT DATE" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of any Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing and, in addition, the date of any refinancing of such Borrowing with or to a Borrowing of a different Type.

     "INTEREST PERIOD" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or, if Eurodollar Loans with such an Interest Period are available from each Lender, 6 months thereafter, as the applicable Borrower may elect, and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest
of (i) the next succeeding     March 31, June 30, September 30 or December
31, (ii) the Maturity Date and (iii) the date such Borrowing is repaid or prepaid in accordance with Section 2.11; PROVIDED, HOWEVER, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to, but excluding, the last day of such Interest Period.

     "INTEREST RATE PROTECTION AGREEMENT" shall mean any interest rate swap, collar, cap, foreign currency exchange agreement or other arrangement requiring payments contingent upon interest or exchange rates.

     "ISSUING BANK" shall mean NationsBank of Texas, N.A., in its capacity as the issuer of Letters of Credit, and its successors in such capacity; PROVIDED that "Issuing Bank" shall mean Sunwest Bank of Albuquerque, N.A., in its capacity as the issuer of the Sunwest Letters of Credit, insofar as such term is used in relation to the Sunwest Letters of Credit.

     "LENDER" shall mean each financial institution listed on the signature pages hereof, each assignee which becomes a Lender pursuant to Section 9.04(b), and their respective successors.

     "LETTER OF CREDIT" shall mean any standby letter of credit issued
pursuant to      Section 2.20.

     "LETTER OF CREDIT AVAILABILITY PERIOD" shall mean the period from and including the Effective Date to but excluding the earlier of (a) the date five Business Days prior to the Maturity Date and (b) the termination of the Commitments of the Lenders in accordance with the terms hereof.

     "LETTER OF CREDIT DISBURSEMENT" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

     "LETTER OF CREDIT EXPOSURE" shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit, plus (ii) the aggregate amount of all Letter of Credit Disbursements not yet reimbursed by the Borrowers as provided in Section 2.20. The Letter of Credit Exposure of any Lender at any time shall mean its pro rata share (based on the percentage of the aggregate Commitments represented by such Lender's Commitment) of the aggregate Letter of Credit Exposure at such time.

     "LETTER OF CREDIT FEES" shall mean the fees payable to the Issuing Bank and the Lenders pursuant to Section 2.20(f).

     "LEVEL I PRICING PERIOD" shall mean, subject to Section 2.07(c), any period during which the Debt/EBITDAR Ratio of Horizon is less than or equal to 3.00:1.00 and no Event of Default has occurred and is continuing.

     "LEVEL II PRICING PERIOD" shall mean, subject to Section 2.07(c), any period during which the Debt/EBITDAR Ratio of Horizon is greater than 3.00:1.00 but less than or equal to 3.50:1.00 and no Event of Default has occurred and is continuing.

     "LEVEL III PRICING PERIOD" shall mean, subject to Section
2.07(c), any period during which the Debt/EBITDAR Ratio of Horizon is greater than 3:50:1.00 but less than or equal to 4.00:1.00 and no Event of Default has occurred and is continuing.

     "LEVEL IV PRICING PERIOD" shall mean, subject to Section
2.07(c), any period during which the Debt/EBITDAR Ratio of Horizon is greater than 4:00:1.00 but less than or equal to 4.50:1.00 and no Event of Default has occurred and is continuing.

     "LEVEL V PRICING PERIOD" shall mean, subject to Section
2.07(c), any period during which the Debt/EBITDAR Ratio of Horizon is greater than 4.50:1.00 but less than or equal to 5.00:1.00 and no Event of Default has occurred and is continuing.

     "LEVEL VI PRICING PERIOD" shall mean any period which is not a Level I Pricing Period, Level II Pricing Period, Level III
Pricing Period, Level IV Pricing Period or Level V Pricing
Period.

     "LEVERAGE RATIO" of any person shall mean, as of any day, the ratio of (a) the sum of (i) Total Funded Debt of such person as of such day and (ii) 8 times Rental Expense of such person for the Reference Period with respect to such day to (b) the sum of
(i) Total Funded Debt of such person as of such day, (ii) 8 times Rental Expense of such person for such Reference Period and
(iii) Stockholders' Equity of such person as of such day.

     "LICENSE" shall mean, as to any person, any license, permit, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by any Governmental Authority or other party necessary or appropriate for such person to own, maintain, or operate its business, properties and assets, including Medicare and Medicaid certifications.

     "LIEN" shall mean, with respect to any asset, any mortgage, deed of trust, lien, pledge, easement, restriction, restrictive covenant, lease, sublease, option, charge, security interest or encumbrance of any kind in respect of such asset. For purposes hereof, any Borrower or Subsidiary shall be deemed to own subject to a lien any asset which it has acquired or holds subject to the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

     "LOAN DOCUMENTS" shall mean (a) this Amended Agreement, (b) the Notes, (c) the Letters of Credit, (d) the Guarantee Agreements, (e) the Pledge Agreements, (f) the Intercompany Notes, (g) any Interest Rate Protection Agreements entered into after the Closing Date with any Lender as permitted under the Original Credit Agreement and this Amended Agreement and (h) any Supplemental Agreements.

     "LOANS" shall mean the revolving loans made by the Lenders to the Borrowers pursuant to Section 2.02. Each Loan shall be a Eurodollar Loan or an ABR Loan.

     "MAJOR POTENTIAL LIABILITY" shall mean any uninsured claims in excess of $3,500,000 in the aggregate, uninsured malpractice claims in excess of $2,000,000 in the aggregate, or contingent liabilities and any other potential liabilities not owing in the ordinary course of business in excess of $2,000,000 in the aggregate.

     "MARGIN STOCK" shall have the meaning assigned to such term under Regulation U.

     "MATERIAL ADVERSE CHANGE" shall mean a material adverse change in the business, assets, liabilities, financial condition, prospects or results of operations of Horizon and the Subsidiaries, taken as a whole.

     "MATERIAL ADVERSE EFFECT" shall mean (a) a materially adverse effect on the business, assets, liabilities, financial condition, prospects or results of operations of Horizon and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of either Borrower to perform any of its obligations under any Loan Document to which it is or will be a party or (c) a material impairment of the rights of or benefits available to the Lenders under any Loan Document.

     "MATERIAL CONTRACTS" shall have the meaning assigned to such
term in               Section 3.10(a).

     "MATERIAL SUBSIDIARY" shall mean with respect to any person, as of any date, any subsidiary of such person that has (i) total revenues of more than $2,000,000 during the Reference Period with respect to such date or (ii) total assets of more than $2,000,000 as of the last day of such Reference Period.

     "MATURITY DATE" shall mean the fifth anniversary of the later of (i) the Effective Date (ii) the most recent Extension
Date.

     "MERGER" shall mean the merger of CMS Merger Corporation with and into Continental pursuant to the terms of the Merger
Agreement, as a result of which Continental became a Wholly Owned
Subsidiary of Horizon.

     "MERGER AGREEMENT" shall mean the Amended and Restated
Agreement and Plan of Merger dated as of May 23, 1995 among the Borrowers and CMS Merger Corporation, and any related agreements for the Merger.

     "MINIMUM COMPLIANCE LEVEL" shall have the meaning assigned to such term in Section 6.19(a).

     "MULTIEMPLOYER PLAN" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "NET INCOME" of any person (for purposes of this definition, the "parent") shall mean, for any period, the net income of the parent and its Consolidated Subsidiaries (after dividends on minority interests), determined on a consolidated basis in accordance with GAAP; PROVIDED, HOWEVER, that there shall not be included in such Net Income:

          (a) any net income of any person if such person is not a subsidiary of the parent, except that (i) the parent's equity in the net income of any such person for such period shall be included in such Net Income up to the aggregate amount of cash actually distributed by such person during such period to the parent or a subsidiary of the parent as a dividend or other distribution (subject, in the case of a dividend or other distribution to such a subsidiary, to the
     limitations contained in clause           (c) below) and
     (ii) the parent's equity in a net loss of any such person for such period shall be included in determining such Net Income;

          (b) any net income of any person acquired by the parent or a subsidiary of the parent in a pooling of interests transaction for any period prior to the date of such acquisition;

          (c) any net income of any subsidiary if such subsidiary of the parent is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such subsidiary, directly or indirectly, to the parent, except that (i) the parent's equity in the net income of any such subsidiary for such period shall be included in such Net Income up to the aggregate amount of cash actually distributed by such subsidiary during such period to the parent or another subsidiary of the parent as a dividend or other distribution (subject, in the case of a dividend or other distribution to another subsidiary, to the limitation contained in this clause) and (ii) the parent's equity in a net loss of any such subsidiary for such period shall be included in determining such Net Income;

          (d) any net income of any subsidiary of the parent which is not a Subsidiary Guarantor, except that (i) the parent's equity in the net income of any such subsidiary for such period shall be included in such Net Income up to the aggregate amount of cash actually distributed by such subsidiary during such period to the parent as a dividend or other distribution and (ii) the parent's equity in a net loss of any such subsidiary for such period shall be included in determining such Net Income; and

          (e) the cumulative effect of a change in accounting principles.

     "NET PROCEEDS" shall mean, with respect to any disposition of Equity Interests or other assets, an amount equal to (a) the gross proceeds received by or on behalf of a person or any subsidiary of such person from or in respect of such disposition less (b) any expenses reasonably incurred by such person and the subsidiaries of such person in respect of such sale.

     "NEW LENDING OFFICE" shall have the meaning assigned to such term in Section 2.18(g).

     "NON-U.S. LENDER" shall have the meaning assigned to such term in Section 2.18(g).

     "NOTE" shall mean a promissory note of the Borrowers, substantially in the form of Exhibit A, evidencing the Loans.

     "OBLIGATIONS" shall mean (a) the obligations of the Borrowers in respect of the due and punctual payment of principal of and interest on the Loans and all amounts drawn under the Letters of Credit, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all Commitment Fees and all other fees, expenses, indemnities and expense reimbursement obligations of either Borrower under this Amended Agreement or any other Loan Document and (c) all other obligations, monetary or otherwise, of either Borrower or any of the Subsidiaries under any Loan Document (including any Interest Rate Protection Agreement entered into after the Closing Date with any Lender as permitted under the Original Credit Agreement and this Amended Agreement) to which it is a party, in each case, whether now owing or hereafter existing.

     "OPERATING LEASE" shall mean, as applied to any person, any lease (including leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) under which such person is the lessee and which is not a Capital Lease Obligation.

     "ORIGINAL CREDIT AGREEMENT" shall mean the Credit Agreement dated as of July 6, 1995 among Horizon, Continental, the financial institutions party thereto and NationsBank of Texas, N.A., as Agent and Issuing Bank.

     "OTHER TAXES" shall have the meaning assigned to such term in Section 2.18(b).

     "OUTSTANDING LETTERS OF CREDIT" shall have the meaning assigned to such term in Section 2.20(l).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

     "PERMITTED GUARANTEES" shall have the meaning assigned to such term in Section 6.01(h).

     "PERMITTED SALE AND LEASE-BACK TRANSACTIONS" shall have the meaning assigned to such term in Section 6.03.

     "PERMITTED SENIOR INDEBTEDNESS" shall have the meaning assigned to such term in Section 6.01(e).

     A "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, government (or any agency or political subdivision thereof) or other entity.

     "PLAN" shall mean at a particular time, any employee benefit plan which is covered by ERISA and in respect of which Horizon or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "PLEDGE AGREEMENTS" shall mean the Horizon Pledge Agreement, the Horizon Subsidiaries' Pledge Agreement, the Continental
Pledge Agreement and the Continental Subsidiaries' Pledge
Agreement.

     "PREFERRED STOCK", as applied to the Equity Interests of any corporation, shall mean Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Equity Interests of any other class of such corporation.

     "PRICING PERIOD" shall mean a Level I Pricing Period, Level
II Pricing Period, Level III Pricing Period, Level IV Pricing
Period, Level V Pricing Period or Level VI Pricing Period.

     "PRIME RATE" shall mean the rate of interest per annum adopted from time to time by the Agent as its prime rate in effect at its principal office in Dallas, Texas. Each change in the Prime Rate shall be effective on the date such change is adopted, without notice to the Borrowers. The Prime Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

     "PRINCIPAL PAYMENTS" for any person shall mean, for any period, all scheduled amortization and other mandatory payments of principal of Indebtedness (other than Loans) of such person and its Consolidated Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP, including discount or premium relating to such Indebtedness, whether expensed or capitalized.

     "PROPOSED EXTENSION DATE" shall have the meaning assigned to such term in Section 2.10(b).

     "REFERENCE PERIOD" shall mean, with respect to any date and any person, the period of four consecutive fiscal quarters of such person immediately preceding, or ending on, such date.

     "REGISTER" shall have the meaning assigned to such term in
Section 9.04(d).

     "REGULATION G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "RENTAL EXPENSE" of any person shall mean, for any period, the aggregate amount of fixed and contingent rentals payable by such person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to leases of real and personal property (determined without duplication of any items included in Interest Paid for such period).

     "REPLACEMENT LENDER" shall have the meaning assigned to such term in Section 2.10(b).

     "REPORTABLE EVENT" shall mean any of the events set forth in
Section 4043(c) of ERISA, other than those events as to which the 30-day notice period is waived under subsections .13, .14, .16,
 .18, .19 or .20 of PBGC Reg. Section 2615.

     "REQUIRED FINANCIAL STATEMENTS" shall mean, with respect to any period, the financial statements of Horizon for such period required under Section 5.04.

     "REQUIRED LENDERS" shall mean, at any time, Lenders holding Loans and participations in Letters of Credit and having unused Commitments, representing in the aggregate at least 51% of the sum at such time of (a) the aggregate principal amount of the Loans outstanding, (b) the aggregate amount of the Letter of Credit Exposure and (c) the aggregate amount of unused Commitments.

     "SEC" shall mean the Securities and Exchange Commission and any successor agency.

     "SECURED PARTIES" shall mean (a) the Lenders, (b) the Agent in its capacity as such under each Loan Document, (c) the beneficiaries of each indemnification obligation undertaken by any Borrower, Subsidiary Guarantor or Subsidiary Pledgor under any Loan Document, (d) any Lender in its capacity as a counterparty to an Interest Rate Protection Agreement entered into after the Closing Date as permitted under the Original Credit Agreement and this Amended Agreement and (e) the successors and assigns of the foregoing.

     "SINGLE EMPLOYER PLAN" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

     "SOLVENT" shall have the meaning assigned to such term in
Section 3.19.

     "STATED MATURITY" means, with respect to any Indebtedness, the date specified as the fixed date on which the principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Indebtedness at the option of the holder thereof upon the happening of any contingency).

     "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Agent is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Lender under such Regulation
D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "STOCKHOLDERS' EQUITY" of any person shall mean, as of any date, (a) the total of the amounts shown on the balance sheet of such person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of such date as
(i) the par or stated value of all outstanding Equity Interests of such person, (ii) paid-in capital or capital surplus relating to such Equity Interests and (iii) any retained earnings or earned surplus, plus, (b) in determining Stockholders' Equity of Horizon for purposes of Section 6.19(a), an amount equal to the after-tax amount of any expenses of Horizon and its Consolidated Subsidiaries incurred during fiscal year 1996 as a result of the Merger, to the extent that the aggregate pre-tax amount of all such expenses does not exceed $60,000,000, less (c)(i) any accumulated deficit and (ii) any amounts attributable to Disqualified Equity Interests.

     "SUBORDINATED DEBT" shall mean, (a) all Indebtedness outstanding under the $2,000,000 7-3/4% Convertible Subordinated Debentures due May 1, 2012, issued to Rocco A. Ortenzio by Continental, (b) all Indebtedness outstanding under the Subordinated Note Indentures, (c) all Indebtedness represented by the Greenery Convertible Notes and (d) any Indebtedness which is by its terms subordinate or junior in right of payment to any other Indebtedness.

     "SUBORDINATED NOTES" shall mean the 10-7/8% Notes and the 10-3/8% Notes.

     "SUBORDINATED NOTE INDENTURES" shall mean (a) the Indenture dated as of March 15, 1993, between Continental and NationsBank
of Virginia, N.A., as Trustee, relating to the      10-3/8% Notes
and (b) the Indenture dated as of August 17, 1992, between Continental and NationsBank of Virginia, N.A., as Trustee, relating to the 10-7/8% Notes.

     "SUBSIDIARIES" shall mean any and all subsidiaries of Horizon, including the Continental Group.

     The term "SUBSIDIARY" shall mean, with respect to any person (referred to in this definition as the "parent"), any corporation, partnership, association or other business entity
(a) of which Equity Interests representing at least 50% of the aggregate ordinary voting power or at least 50% of the ownership interests is, at the time any determination is being made, owned, Controlled or held, or (b) which is, at the time any determination is made, otherwise

Controlled, by (i) the parent, (ii) one or more subsidiaries of the parent or (iii) the parent and one or more subsidiaries of the parent.

     "SUBSIDIARY GUARANTORS" shall mean the Horizon Subsidiary
Guarantors and the Continental Subsidiary Guarantors.

     "SUBSIDIARY INTERCOMPANY INDEBTEDNESS" shall have the meaning assigned to such term in Section 6.01(f).

     "SUBSIDIARY PLEDGORS" shall mean the Horizon Subsidiary
Pledgors and the Continental Subsidiary Pledgors.

     "SUNWEST LETTERS OF CREDIT" shall mean those Letters of
Credit outstanding immediately prior to the Effective Date as "Existing Letters of Credit" under the Original Credit Agreement.

     "SUPPLEMENTAL AGREEMENT" shall mean an agreement between a Subsidiary and the Agent in the form attached hereto as Exhibit H, as amended from time to time.

     "TAXES" shall have the meaning assigned to such term in
Section 2.18(a).

     "TENDER OFFERS" shall mean Horizon's offers to purchase for cash the Subordinated Notes, as contemplated by Section 4.01(g).

     "10-7/8% NOTES" shall mean all of the outstanding 10-7/8%
Senior Subordinated Notes due 2002 of Continental.

     "10-3/8% NOTES" shall mean all of the outstanding 10-3/8%
Senior Subordinated Notes due 2003 of Continental.

     "TOTAL FUNDED DEBT" of any person shall mean, as of any date, without duplication, (a) the aggregate amount of Indebtedness of such person and its Consolidated Subsidiaries as of such date which has a final maturity more than one year after such date or which is extendible or renewable at the option of such person or any of its Consolidated Subsidiaries to a time more than one year after such date (whether or not renewed or extended), including any current installment thereof due within one year after such date, determined on a consolidated basis in accordance with GAAP, (b) the aggregate undrawn amount on all outstanding letters of credit (including Letters of Credit) as to which such person or any of its Consolidated Subsidiaries is the account party and (c) the aggregate principal amount of outstanding Loans of such person as of such date; PROVIDED, HOWEVER, that, in the case of the Total Funded Debt of Horizon, the Permitted Guarantees shall be excluded.

     "TRANSFEREE" shall have the meaning assigned to such term in
Section 2.18(a).

     "TYPE" shall have the meaning assigned to such term in
Section 1.03.

     "UNQUALIFIED OPINION" shall have the meaning assigned to such term in Section 5.04(a).

     "WHOLLY OWNED SUBSIDIARY" of any person shall mean, at any time, any subsidiary of such person all the Equity Interests of which are at such time directly or indirectly owned by such person.

     SECTION 1.02.  TERMS GENERALLY.  The definitions in
Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Amended Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be interpreted in accordance with GAAP, as in effect from time to time; PROVIDED, HOWEVER, that, for purposes of (a) making any calculation contemplated by the provisions of Article II and (b) determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the Effective Date applied on a basis consistent with the application used in preparing Horizon's audited Financial Statements referred to in Section 3.05. Unless otherwise expressly provided herein, the word "day" means a calendar day.

     SECTION 1.03. TYPES OF BORROWINGS. The term "BORROWING" refers to the portion of the aggregate principal amount of Loans outstanding hereunder which bears interest of a specific Type and for a specific Interest Period pursuant to a notice of Borrowing pursuant to Section 2.04. Each Lender's ratable share of each Borrowing is referred to herein as a separate "LOAN". The "TYPE" of a Loan refers to whether such Loan is an ABR Loan or a Eurodollar Loan.


                          ARTICLE II

                          THE CREDITS

     SECTION 2.01. RESTRUCTURING OF HORIZON LOANS AND CONTINENTAL LOANS. (a) When this Amended Agreement becomes effective, without further action by any person, all outstanding Horizon Loans and Continental Loans shall become Loans hereunder, and shall be subject hereto, in an aggregate principal amount equal to the aggregate principal amount of such outstanding Horizon Loans and Continental Loans. All such Loans hereunder shall be of the same Type, and shall have the same Interest Period, as the corresponding Horizon Loans and Continental Loans.

     (b) On the Effective Date, each Lender whose percentage of the total Commitments is greater under this Amended Agreement than under the Original Credit Agreement (an "INCREASING LENDER") shall be deemed to have purchased, and each Lender or lender under the Original Credit Agreement whose percentage of the total Commitments is smaller under this Amended Agreement (a "DECREASING LENDER") than under the Original Credit Agreement shall be deemed to have sold and assigned, at face value, a portion of the aggregate principal amount of Horizon Loans and Continental Loans of each Decreasing Lender so that, after giving effect thereto and to any new Borrowings on the Effective Date, the aggregate principal amount of the Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the amount of such Lender's Commitment bears to the total Commitments. Each Increasing Lender shall pay the purchase price so determined by wire transfer of immediately available funds to the Agent (for the account of the Decreasing Lenders) in Dallas, Texas, not later than 1:00 p.m. on the Effective Date.

     SECTION 2.02. COMMITMENT TO MAKE LOANS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Loans to the Borrowers, at any time and from time to time during the Availability Period; PROVIDED that the aggregate principal amount at any one time outstanding of all Loans made by such Lender (including the Loans coming into existence pursuant to Section 2.01) shall not exceed the excess, if any, of such Lender's Commitment set forth opposite its name on Schedule 2.02 (as the same may be reduced from time to time pursuant to Section 2.10) over its Letter of Credit Exposure at such time. The Borrowers may borrow, pay or prepay and reborrow Loans during the Availability Period, within the limits set forth in this Section 2.02 and upon the other terms and subject to the other conditions and limitations set forth herein.

     SECTION 2.03. LOANS. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; PROVIDED, HOWEVER, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising each Borrowing shall be in an aggregate principal amount which is equal to (i) $2,500,000 or any greater integral multiple of $1,000,000 in the case of Eurodollar Loans and (ii) $1,000,000 or any greater integral multiple of $100,000 in the case of ABR Loans (or, in either case, an aggregate principal amount equal to the remaining balance of the Commitments).

     (b) A particular Borrowing shall consist solely of ABR Loans or Eurodollar Loans, as the Borrowers may request pursuant to Section 2.04. Each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Amended Agreement and the applicable Note. Borrowings by the Borrowers of more than one Type and Eurodollar Loans bearing interest for more than one specific Interest Period may be outstanding at the same time; PROVIDED, HOWEVER, that Borrowers shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than eight separate Eurodollar Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

     (c) Subject to Section 2.03(g), each Lender shall make a Loan in the amount of its pro rata portion, as determined under
Section 2.15, of each Borrowing hereunder on the proposed date thereof by wire transfer of immediately available funds to the Agent in Dallas, Texas, not later than 1:00 p.m., Dallas time, and the Agent shall by 3:00 p.m., Dallas time, credit the amounts so received to the joint general deposit account of the Borrowers with the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

     (d) If the Agent has not received from the Borrowers the payment required by Section 2.20(g) by 12:30 p.m., Dallas time, on the date on which the Issuing Bank has notified the Borrowers and the Agent that payment of a draft presented under the applicable Letter of Credit will be made, as provided in
Section 2.20(g), the Agent will promptly notify the Issuing Bank and each Lender of the corresponding Letter of Credit Disbursement and, in the case of each Lender, its pro rata portion, as determined under Section 2.15, of such Letter of Credit Disbursement. Not later than 2:00 p.m., Dallas time, on such date, each Lender shall make available its pro rata portion of such Letter of Credit Disbursement, in Federal or other funds immediately available in Dallas, to the Agent at its address set forth in Section 9.01, and the Agent will promptly make such funds available to the Issuing Bank. The Agent will promptly remit to each Lender that shall have made such funds available its pro rata portion, as determined under Section 2.15, of any amounts subsequently received by the Agent from the Borrowers in respect of such Letter of Credit Disbursement.

     (e) Unless the Agent shall have received notice from a Lender prior to any Borrowing, or prior to the time of any required payment by such Lender in respect of a Letter of Credit Disbursement, that such Lender will not make available to the Agent such Lender's portion of such Borrowing or payment, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing or payment in accordance with Section 2.03(c) or (d), as applicable, and the Agent may, in reliance upon such assumption, make available to the Borrowers or the Issuing Bank, as applicable, on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Agent, such Lender and the Borrowers agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers or the Issuing Bank (or, if the Agent and the Issuing Bank are the same person, from the date of such payment in respect of a Letter of Credit Disbursement), as applicable, until the date such amount is repaid to the Agent at, (i) in the case of Borrowers, the interest rate applicable thereto pursuant to
Section 2.07 or 2.20(g), as applicable, and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Agent such corresponding amount in respect of a Borrowing, such amount shall constitute such Lender's Loan as part of such Borrowing for the purposes of this Amended Agreement.

     (f) Notwithstanding any other provision of this Amended Agreement, the Borrowers shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date. Any Borrowing which cannot be refinanced as a Eurodollar Borrowing by reason of the preceding sentence shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing.

     (g) The Borrowers may refinance all or any part of any Borrowing with a Borrowing of the same or a different Type, upon the terms and subject to the conditions and limitations set forth in this Amended Agreement. Any Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with Section 2.05 or 2.11, as applicable, with the proceeds of a new Borrowing and the proceeds of such new Borrowing (to the extent they do not exceed the principal amount of the Borrowing being refinanced) shall not be paid by the Lenders to the Agent or by the Agent to the Borrowers pursuant to Section 2.03(c).

     SECTION 2.04. NOTICE OF BORROWINGS. The Borrowers shall give the Agent written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy) (a) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., Dallas time, three Business Days before a proposed borrowing and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Dallas time, on the day of the proposed borrowing. Such notice shall be irrevocable and shall in each case refer to this Amended Agreement and specify (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing;
(ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrowers shall be deemed to have selected an Interest Period of one month's duration. If the Borrowers shall fail to give notice in accordance with this Section 2.04 of their election to refinance a Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrowers shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

     SECTION 2.05. NOTES; REPAYMENT OF LOANS. The Loans made by each Lender shall be evidenced by a Note duly executed and delivered on behalf of the Borrowers, dated the Effective Date, in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled in, payable to the order of such Lender in a principal amount equal to such Lender's Commitment. The outstanding principal balance of each Loan, as evidenced by the Note, shall be payable on the last day of the Interest Period applicable to such Loan and on the Maturity Date. Each Note shall bear interest from the Effective Date on the outstanding principal balance thereof as set forth in Section 2.07. Each Lender shall, and is hereby authorized by the Borrowers to, endorse on the schedule attached to the Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each applicable Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; PROVIDED, HOWEVER, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrowers to repay the Loans made by such Lender in accordance with the terms of this Amended Agreement and the Note.

     SECTION 2.06. FEES. (a) The Borrowers shall pay to the Agent for the account of each Lender, on the last day of March, June, September and December in each year, and on the date on which the Commitment of such Lender shall be terminated as provided herein, a commitment fee (a "COMMITMENT FEE") on the average daily unused amount of the Commitment of such Lender during the preceding quarter (or shorter period commencing with the Effective Date or ending with the date on which the Commitment of such Lender shall be terminated), equal to the Commitment Rate per annum. The "unused amount" of the Commitment of a Lender on any date means the amount of such Lender's Commitment on such date, less the sum of its outstanding Loans on such date and its Letter of Credit Exposure on such date. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue from the Effective Date and shall cease to accrue on the date on which the Commitment of such Lender shall be terminated as provided herein.


     (b) The Borrowers agree to pay to the Agent, for its own account, the fees set forth in the Fee Letter dated August 25, 1995, as amended (the "FEE LETTER"), among the Agent and the Borrowers, in the amounts and on the dates provided in the Fee Letter. The annual administration fee provided in the Fee Letter shall by payable in advance on each anniversary of the Closing Date prior to the Maturity Date. Such fees shall be in addition to reimbursement of the Agent's reasonable out-of-pocket expenses.

     (c) All Fees shall be paid on the dates due, in immediately available funds. Once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 2.07. INTEREST ON LOANS. (a) Subject to the provisions of Section 2.08, each Loan comprising an ABR Borrowing shall bear interest for each day from the date such Loan is made until it becomes due (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times unless such calculation would result in a usurious rate, in which case such interest shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Alternate Base Rate, but in no event to exceed the Highest Lawful Rate.

     (b) Subject to the provisions of Section 2.08, each Loan comprising a Eurodollar Borrowing shall bear interest for each day from the date such Loan is made until it becomes due
(computed on the basis of the actual number of days elapsed over a year of 360 days unless such calculation would result in a usurious rate, in which case such interest shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing, plus the Eurodollar Margin, but in no event to exceed the Highest Lawful Rate.

     (c)  Subject to the applicable terms and conditions of
Section 1.01, each Pricing Period shall commence on (and include) the date of delivery to the Agent of Required Financial Statements demonstrating that such period has commenced (or, in the case of a Level VI Pricing Period, on the first date on which Horizon has failed to deliver any of the Required Financial Statements when due in accordance with Section 5.04) and shall terminate on (and exclude) the earlier of (i) the date of delivery to the Agent of any subsequent Required Financial Statements demonstrating that such period has terminated and
(ii) the first date on which the Borrowers have failed to deliver any of its Required Financial Statements when due in accordance with Section 5.04; PROVIDED that, in the case of a Level VI Pricing Period arising solely due to Horizon's failure to deliver any Required Financial Statements, such period shall terminate on (and exclude) the date of delivery to the Agent of such Required Financial Statements.

     (d) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan, except as otherwise provided in this Amended Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.08. DEFAULT INTEREST. If the Borrowers shall default in the payment of the principal of or interest on any Loan or any other amount becoming due under this Amended Agreement or any other Loan Document, by acceleration or otherwise, interest shall accrue, to the extent permitted by law, on such defaulted amount during the period from (and including) the date of such default to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times unless such calculation would result in a usurious rate, in which case such interest shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) equal to the rate applicable to ABR Loans during such period pursuant to Section 2.07, plus 2.00%, but in no event to exceed the Highest Lawful Rate. The Borrowers shall pay all such accrued but unpaid interest from time to time upon demand.

     SECTION 2.09. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the Business Day prior to the commencement of any Interest Period for a Eurodollar Borrowing the Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the applicable interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrowers and the Lenders. In the event of any such determination, any request by the Borrowers for a Eurodollar Borrowing pursuant to Section 2.04 shall, until the Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing. Each determination by the Agent hereunder shall be conclusive absent manifest error.

     SECTION 2.10. REDUCTION OF COMMITMENTS; EXTENSION OF COMMITMENTS. (a) The Commitments shall be reduced permanently
(i) by $50,000,000 at 5:00 p.m., Dallas time, on each of the second and third anniversaries of the later of (A) the Effective Date and (B) the most recent Extension Date, if any, and (ii) by $100,000,000 at 5:00 p.m., Dallas time, on the fourth anniversary of such later date. The Commitments shall be automatically terminated at 5:00 p.m., Dallas time, on the Maturity Date.

     (b) Horizon shall have the option to request the extension of the Maturity Date by one year, on an annual basis in accordance with this Section 2.10(b), so that a five-year Availability Period would be maintained. In the event that Horizon desires to extend the maturity of the Facility, Horizon shall give notice of such request to the Agent not less than 90 days, and not more than 120 days, before the date (the "PROPOSED EXTENSION DATE") which is four years prior to the existing Maturity Date. The Agent shall give the other Lenders prompt notice of the receipt of any such request. Such request shall be deemed granted if, and only if, the Agent shall have received written notice of the approval of such proposed extension, by September 30 immediately following the Proposed Extension Date, from each Lender, except for any Lender which is replaced by Horizon as provided in this Section 2.10(b); otherwise, the existing Maturity Date shall not be extended. Any such Lender which shall have failed to give such notice of approval by such September 30 is referred to herein as a "DISSENTING LENDER". Horizon shall have the right to replace any Dissenting Lender by causing such Lender to transfer and assign all its interests, rights and obligations under this Amended Agreement to another financial institution pursuant to Section 2.19 (a "REPLACEMENT LENDER") by October 15 immediately following such Proposed Extension Date; PROVIDED that the Consenting Lenders shall have given written notice to the Agent of the approval of the proposed extension by such September 30. Horizon may request an extension of the Maturity Date pursuant to this Section 2.10(b) in each year, commencing in 1996; PROVIDED that, except in the case of any such request in 1996, it shall have requested and received an extension of the Maturity Date pursuant to this Section 2.10(b) in the previous year. The Agent shall give Horizon and each Lender prompt written notice of whether any proposed extension has been granted or denied. Any request for an extension of the Maturity Date that has been granted in accordance with the procedure set forth in this Section 2.10(b) is referred to herein as an "APPROVED EXTENSION" and the Proposed Extension Date relating to such Approved Extension is referred to herein as an "EXTENSION DATE".

     (c) Upon at least five Business Days' prior irrevocable written or telecopy notice to the Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; PROVIDED, HOWEVER, that each partial reduction of the Commitments shall be in an aggregate principal amount which is an integral multiple of $1,000,000.

     (d) Each reduction in the Commitments shall be made ratably among the Lenders in accordance with their respective applicable Commitments. On the date of each termination or reduction of the Commitments, the Borrowers shall pay to the Agent, for the account of the Lenders, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to the date of such termination or reduction.

     SECTION 2.11. REPAYMENTS AND PREPAYMENTS. (a) To the extent not previously paid, all Borrowings shall be due and payable on the Maturity Date.

     (b) In the event and on each occasion that the sum of (i) the aggregate outstanding principal amount of the Loans and (ii) the Letter of Credit Exposure exceeds the aggregate amount of the Commitments at such time, the Borrowers shall immediately prepay Loans (and, to the extent that the amount of such excess is greater than the aggregate principal amount of outstanding Loans, provide cash collateral in respect of the Letter of Credit Exposure pursuant to Section 2.20(k) and thereupon such cash shall be deemed to reduce the Letter of Credit Exposure for purposes of this Section 2.11(b)) in an aggregate principal amount equal to such excess.

     (c) Subject to Section 2.11(d), the Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Agent (i) in the case of any prepayment of Eurodollar Loans, at least three Business Days in advance of the proposed prepayment and (ii) in the case of any prepayment of ABR Loans, by 11:00 a.m., Dallas time, on the day of the proposed prepayment; PROVIDED, HOWEVER, that (A) each partial prepayment of Eurodollar Loans under this Section 2.11(c) shall be in an aggregate principal amount equal to an integral multiple of $1,000,000, (B) each partial prepayment of ABR Loans under this
Section 2.11(c) shall be in an aggregate principal amount equal to an integral multiple of $100,000, (C) a partial prepayment of a Eurodollar Borrowing under this Section 2.11(c) shall not be made that would result in the remaining aggregate outstanding principal amount thereof being less than $2,500,000 and (D) a partial prepayment of an ABR Borrowing under this Section 2.11(c) shall not be made that would result in the remaining aggregate outstanding principal amount thereof being less than $1,000,000. Each notice of prepayment shall specify the prepayment date, the Type, the Interest Period of the Borrowing to be prepaid (in the case of a Eurodollar Borrowing) and the principal amount thereof to be prepaid, shall be irrevocable and shall commit the Borrowers to prepay such Borrowing by the amount stated therein on the date stated therein.

     (d)  Each payment of Borrowings pursuant to this
Section 2.11 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment. All payments under this Section 2.11 shall be subject to
Section 2.14, but otherwise shall be without premium or penalty. Any mandatory prepayment of Loans pursuant to Section 2.11(b) shall be applied to prepay all ABR Loans before any Eurodollar Loans are prepaid.

     SECTION 2.12.  RESERVE REQUIREMENTS; CERTAIN CHANGES IN CIRCUMSTANCES.
(a) Notwithstanding any other provision herein, if after the date of this Amended Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted
LIBO Rate) or shall impose on such Lender or the applicable interbank market any other condition affecting this Amended Agreement or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar
Loan or to reduce the amount of any sum received or receivable by such Lender hereunder or under the Notes (whether of principal, interest or otherwise) or Letters of Credit by an amount deemed by such Lender to be material, then from time to time the Borrowers shall pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered with respect to the Facility.

     (b) If any Lender shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Amended Agreement, the Letters of Credit or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrowers shall pay to such Lender upon demand such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered with respect to the Facility.

     (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

     (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to any other period. The protection of this Section 2.12 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change, condition or circumstances which shall have occurred or been imposed.

     (e) Any Lender claiming compensation for any additional amounts pursuant to this Section 2.12 shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if the making of such change would avoid the need for or reduce the amount of any such additional amounts or additional amounts that may thereafter accrue and that would not be otherwise disadvantageous to such Lender in its sole judgment.

     (f)  No Lender shall be entitled to compensation under this
Section 2.12 for any costs incurred or reductions suffered with respect to any date unless such Lender shall have notified the Borrowers that it will demand compensation for such costs or reductions not more than 90 days after the later of (i) such date and (ii) the date on which such Lender becomes aware of such costs or reductions.

     SECTION 2.13. CHANGE IN LEGALITY. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written or telecopy notice to the Borrowers and to the Agent, such Lender may:

          (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrowers for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

          (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in Section 2.13(b).

In the event that any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

     (b) For purposes of this Section 2.13, a notice to the Borrowers by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by each Borrower.

     (c) In the event of a change in any law or regulation that enables any Lender to exercise its rights under clause (i) or
(ii) of Section 2.13(a), such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if the making of such change would avoid the need for such exercise of rights and would not be otherwise disadvantageous to such Lender in its sole judgment.

     SECTION 2.14. INDEMNITY. To the fullest extent permitted under applicable law, the Borrowers shall indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of (a) any failure by the Borrowers to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrowers to borrow or to refinance or continue any Loan hereunder after irrevocable notice of such borrowing or refinancing has been given pursuant to Section 2.04, (c) any payment or prepayment of a Eurodollar Loan required by any other provision of this Amended Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid or not borrowed, refinanced or not paid or prepaid (assumed to be the Adjusted LIBO Rate applicable thereto) for the period from the date of such payment, prepayment or failure to borrow, refinance or failure to pay or prepay to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or refinance, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed or refinanced for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

     SECTION 2.15.  PRO RATA TREATMENT.  Except as required under
Section 2.13, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Commitments, each refinancing of any Borrowing with a Borrowing of any Type and each Letter of Credit Disbursement shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, in the case of any Lender which has not funded its Commitment as required hereunder, in accordance with the aggregate unpaid principal amount of its Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Lender's percentage of such Borrowing, computed in accordance with Schedule 2.02, to the next higher or lower whole dollar amount. The Agent will promptly distribute in lawful money of the United States and in immediately available funds to each Lender its pro rata portion, as determined under this
Section 2.15, of each payment received by the Agent for the account of the Lenders.

     SECTION 2.16. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against either Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the aggregate unpaid principal portion of its Loans shall be proportionately less than the aggregate unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in such Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; PROVIDED, HOWEVER, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.16 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to such Borrower in the amount of such participation.

     SECTION 2.17. PAYMENTS. (a) The Borrowers shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document not later than 12:00 (noon), Dallas time, on the date when due in dollars to the Agent at its offices at 901 Main Street, 13th Floor, Dallas, Texas 75202, in immediately available funds. Any such payment received after such time on any date shall be deemed made on the next Business Day.

     (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     SECTION 2.18. TAXES. (a) Any and all payments by the Borrowers hereunder shall be made, in accordance with
Section 2.17, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING (i) taxes imposed on the net income of the Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity being called a "TRANSFEREE")) and (ii) franchise taxes imposed on the Agent or any Lender (or Transferee), in each case by the jurisdiction under the laws of which the Agent or any Lender (or Transferee) is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "TAXES"). If the Borrowers shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or Transferee) or the Agent, (A) the sum payable shall be increased by the amount (an "ADDITIONAL AMOUNT") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) such Lender (or Transferee) or the Agent, as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (B) the Borrowers shall make such deductions and (C) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

     (b) In addition, to the fullest extent permitted under applicable law, the Borrowers agree to indemnify the Agent, the Issuing Bank and each Lender from, and hold them harmless against, and to pay to the relevant Governmental Authority in accordance with applicable law, any current or future stamp or documentary taxes or any other excise or property taxes, assessments, charges or similar levies made by any Governmental Authority which arise from any payment made hereunder by the Borrowers or from the execution and delivery by the Borrowers of this Amended Agreement or any other Loan Document or otherwise with respect to the Facility (hereinafter referred to as "OTHER TAXES").

     (c) To the fullest extent permitted under applicable law, the Borrowers will indemnify each Lender (or Transferee) and the Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority, in each case to the extent relating to the Facility. A certificate as to the amount of such payment or liability prepared by a Lender (or Transferee), or the Agent on its behalf, or by the Agent on its own behalf, shall be conclusive absent manifest error. Such indemnification shall be made within 30 days after the date any Lender (or Transferee) or the Agent, as the case may be, makes written demand therefor.

     (d) If any Lender (or Transferee) or the Agent shall become aware that it is entitled to claim a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrowers, or with respect to which the Borrowers have paid additional amounts, pursuant to this Section 2.18, it shall promptly notify the Borrowers of the availability of such refund claim and shall, within 30 days after receipt of a request by the Borrowers, make a claim to such Governmental Authority for such refund at the Borrowers' expense. If any Lender (or Transferee) or the Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers, or with respect to which the Borrowers have paid additional amounts, pursuant to this Section 2.18, it shall within 30 days from the date of such receipt pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this
Section 2.18 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED, HOWEVER, that the Borrowers, upon the request of such Lender (or Transferee) or the Agent, agree to repay the amount paid over to the Borrowers (plus penalties, interest or other charges) to such Lender (or Transferee) or the Agent in the event such Lender (or Transferee) or the Agent is required to repay such refund to such Governmental Authority.

     (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrowers to the relevant
Governmental Authority, the Borrowers will deliver to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

     (f) To the fullest extent permitted under applicable law, the provisions of this Section 2.18 shall remain operative and in full force and effect regardless of the expiration of the term of this Amended Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Amended Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any Lender.

     (g) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "NON-U.S. LENDER") shall deliver to the Borrowers and the Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of either Borrower and is not a controlled foreign corporation related to either Borrower (within the meaning of Section 864(d)(4) of the Code), properly completed and duly executed by such Non-U.S. Lender) claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrowers under this Amended Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the Effective Date (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "NEW LENDING OFFICE"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this
Section 2.18(g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.18(g) that such Non-U.S. Lender is not legally able to deliver.

     (h) The Borrowers shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to Section 2.18 to the extent that (i) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of
Section 2.18(g) or (ii) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Amended Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; PROVIDED, HOWEVER, that this clause (ii) shall not apply to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrowers; and PROVIDED FURTHER, HOWEVER, that this clause (ii) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (ii)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation.

     (i) Any Lender (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to this Section
2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrowers or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not be otherwise disadvantageous to such Lender (or Transferee) in its sole judgment.

     (j) Nothing contained in this Section 2.18 shall require any Lender (or Transferee) or Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

     (k) No Lender (or Transferee) shall be entitled to claim any indemnity payment or additional amount payable pursuant to this Section 2.18 with respect to any date unless such Lender shall have notified the Borrowers that it will demand such payment or additional amount not more than 90 days after the later of (i) such date and (ii) the date on which such Lender (or Transferee) becomes aware of such costs or reductions.

     SECTION 2.19.  ASSIGNMENT OF COMMITMENTS UNDER CERTAIN
CIRCUMSTANCES. In the event that (a) any Lender shall have delivered a notice or certificate pursuant to Section 2.12 or 2.13, (b) the Borrowers shall be required to pay additional amounts to any Lender under Section 2.18 or (c) a proposed extension shall have been approved by the Consenting Lenders but a Dissenting Lender shall have given or be deemed to have given notice to the Agent of its objection thereto, the Borrowers shall have the right, at their own expense, upon notice to such Lender and the Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the provisions set forth in Section 9.04) all its interests, rights and obligations under this Amended Agreement to another financial institution identified by the Borrowers and reasonably acceptable to the Agent, and such financial institution shall assume such obligations; PROVIDED that (i) no such assignment shall conflict with any law, rule, regulation or order of any Governmental Authority and (ii) the Borrowers shall pay or cause to be paid to the affected Lender in immediately available funds on the date of such assignment 100% of the aggregate amount of principal of and interest accrued to the date of payment on the Loans and participations in the Letter of Credit Disbursements made by it hereunder and all other amounts accrued for its account or owed to it hereunder; PROVIDED FURTHER that, in the case of the circumstances or event referred to in clauses (a) and (b) above, if prior to any such assignment the circumstances or event that resulted in such Lender's notice or certificate under Section 2.12 or 2.13 or demand for additional amounts under Section 2.18, as the case may be, shall cease to exist or become inapplicable for any reason or if such Lender shall waive its rights in respect of such circumstances or event under Section 2.12, 2.13 or 2.18, as the case may be, then such Lender shall not thereafter be required to make any such assignment hereunder.

     SECTION 2.20. LETTERS OF CREDIT. (a) The Borrowers may request the issuance of Letters of Credit, in a form reasonably acceptable to the Agent and the Issuing Bank, for the account of the Borrowers at any time and from time to time during the Letter of Credit Availability Period; PROVIDED that any Letter of Credit shall be issued only if, and each request by the Borrowers for the issuance of any Letter of Credit shall be deemed a representation and warranty of the Borrowers that, immediately following the issuance of such Letter of Credit, (i) the Letter of Credit Exposure shall not exceed $70,000,000 and (ii) the sum of (A) the Letter of Credit Exposure and (B) the aggregate principal amount of outstanding Loans shall not exceed the aggregate amount of the Commitments at such time.

     (b) Each Letter of Credit (other than any Sunwest Letter of Credit) shall expire at the close of business on the earlier of
(i) 12 calendar months after the date of issuance of such Letter of Credit and (ii) the last day of the Letter of Credit Availability Period, unless such Letter of Credit expires by its terms on an earlier date. Each Letter of Credit shall provide for payments of drawings in dollars.

     (c) Each issuance of any Letter of Credit shall be made on at least three Business Days' prior irrevocable written or telecopy notice (or such shorter notice as shall be acceptable to the Issuing Bank) from the Borrowers to the Agent and the Issuing
Bank specifying the date of issuance, the date on which such Letter of Credit is to expire in accordance with Section 2.20(b), the amount of such Letter of Credit, the name and address of the beneficiary of such Letter of Credit, and such other information as may be necessary or desirable to complete such Letter of Credit. The Issuing Bank will give the Agent prompt notice of the issuance and amount of such Letter of Credit and the expiration date of such Letter of Credit (and the Agent shall give prompt notice thereof to each Lender). During the Letter of Credit Availability Period, the Issuing Bank also will give the Agent (and, in the case of clause (ii) below, the Lenders) (i) daily notice of the amount available to be drawn under each outstanding Letter of Credit and (ii) a quarterly summary indicating, on a daily basis during such quarter, the issuance of any Letter of Credit and the amount thereof, the expiration of any Letter of Credit and the amount thereof and the payment on any draft presented under any Letter of Credit.

     (d) By the issuance of a Letter of Credit (including an Outstanding Letter of Credit) and without any further action on the part of the Issuing Bank, the Agent or the Lenders in respect thereof, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's pro rata portion, as determined under Section 2.15, of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, on behalf of the Issuing Bank, in accordance with Section 2.03(d), such Lender's pro rata portion, as determined under Section 2.15, of each Letter of Credit Disbursement made by the Issuing Bank and not reimbursed by the Borrowers when due in accordance with Section 2.20(g); PROVIDED that the Lenders shall not be obligated to make any such payment with respect to any wrongful Letter of Credit Disbursement made as a result of the gross negligence or willful misconduct of the Issuing Bank.

     (e) Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to Section 2.20(d) in respect of Letters of Credit (including Outstanding Letters of Credit) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (subject only to the proviso set forth in Section 2.20(d)).

     (f) During the Letter of Credit Availability Period, the Borrowers shall pay to the Agent, on the last day of March, June, September and December in each year and on the date on which the Commitments shall be terminated as provided herein, (i) for the account of the Lenders, ratably in proportion to their Commitments, a fee on the average daily aggregate amount available to be drawn under all outstanding Letters of Credit (including Outstanding Letters of Credit) during the preceding quarter (or shorter period commencing with the Effective Date) at a rate per annum equal to the Eurodollar Margin from time to time in effect during such period pursuant to Section 2.07 and (ii) for the account of the Issuing Bank, a fee on the average daily aggregate amount available to be drawn under all outstanding Letters of Credit (including Outstanding Letters of Credit) of such Issuing Bank during the preceding quarter (or shorter period commencing with the Effective Date) at a rate per annum equal to 0.125%. Such fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Such fees shall accrue from and including the Effective Date to but excluding the last day of the Letter of Credit Availability Period. In addition to the foregoing, the Borrowers shall pay directly to the Issuing Bank, for its account, payable within 15 days after demand therefor by the Issuing Bank, the Issuing Bank's customary processing and documentation fees in connection with the issuance or amendment of or payment on any Letter of Credit, including any trade or documentary Letter of Credit.

     (g) If the Issuing Bank shall pay any draft presented under a Letter of Credit (including an Outstanding Letter of Credit), the Borrowers shall pay to the Agent, on behalf of the Issuing Bank, an amount equal to the amount of such draft before 12:00 noon, Dallas time, on the day on which the Issuing Bank shall have notified the Borrowers that payment of such draft will be made. The Agent shall promptly pay any such amounts received by it to the Issuing Bank. If the Borrowers shall fail to pay any amount required to be paid under this Section 2.20(g) when due, such unpaid amount shall bear interest, for each day from and including the due date to but excluding the date of payment, at a rate per annum equal to the rate applicable to ABR Revolving
Loans during such period pursuant to Section 2.07, plus 2.00%, but in no event to exceed the Highest Lawful Rate.

     (h) To the fullest extent permitted under applicable law, the Borrowers' obligations to reimburse Letter of Credit Disbursements as provided in Section 2.20(g) shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Amended Agreement under any and all circumstances whatsoever, and irrespective of:

          (i) any lack of validity or enforceability of any Letter of Credit (including any Outstanding Letter of
     Credit) or any other Loan Document;

          (ii) the existence of any claim, setoff, defense or other right which Horizon, Continental, any Subsidiary or any other person may at any time have against the beneficiary under any Letter of Credit (including any Outstanding Letter of Credit), the Issuing Bank, the Agent, any Lender or any other person in connection with this Amended Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

          (iii) any draft or other document presented under a Letter of Credit (including an Outstanding Letter of Credit) proving to be forged, fraudulent, invalid or insufficient in any respect or failing to comply with the Uniform Customs and Practices for Documentary Credits, as in effect from time to time, or any statement therein being untrue or inaccurate in any respect, except to the extent the same is attributable to the gross negligence or willful misconduct of the Issuing Bank;

          (iv) payment by the Issuing Bank under a Letter of Credit (including an Outstanding Letter of Credit) against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; PROVIDED that such payment was not wrongfully made as a result of the gross negligence or willful misconduct of the Issuing Bank; and

          (v) any other act or omission or delay of any kind or any other circumstance or event whatsoever, whether or not similar to any of the foregoing and whether or not foreseeable, that might, but for the provisions of this
     Section 2.20(h), constitute a legal or equitable discharge of the Borrowers' obligations hereunder, except to the extent the same is attributable to the gross negligence or willful misconduct of the Issuing Bank.

     (i) To the fullest extent permitted under applicable law, it is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit

(including an Outstanding Letter of Credit) resulted from the Issuing Bank's gross negligence or willful misconduct, (i) the Issuing Bank's acceptance of documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document on its face appears to be in order), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank. It is further understood and agreed that, notwithstanding the proviso to clause (iv) of Section 2.20(h), the Borrowers' obligations hereunder to reimburse Letter of Credit Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank to the extent that such Letter of Credit Disbursement actually discharged a liability of, or otherwise benefited, or was recovered by, either Borrower; PROVIDED that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages suffered by the Borrowers that are caused by the Issuing Bank's gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

     (j) The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telex or telecopy, to the Agent and the Borrowers of such demand for payment and whether the Issuing Bank has made or will make a Letter of Credit Disbursement thereunder; PROVIDED that the failure to give such notice shall not relieve the Borrowers of their obligation to reimburse any such Letter of Credit Disbursement in accordance with this Section 2.20. The Agent shall promptly give each Lender notice thereof.

     (k) In the event that the Borrowers are required pursuant to the terms of this Amended Agreement or any other Loan Document to provide cash collateral in respect of the Letter of Credit Exposure, the Borrowers shall deposit in an account with the Agent, for the benefit of the Lenders, an amount in cash equal to the Letter of Credit Exposure (or such lesser amount as shall be required hereunder or thereunder). Such deposit shall be held by the Agent as collateral for the payment and performance of the Obligations. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made as directed by the Borrowers (unless such investments shall be contrary to applicable law or regulation or a Default or Event of Default shall have occurred and be continuing, in which case the determination of whomever to make investments shall be made at the option and in the discretion of the Agent), such deposits shall not bear interest.

Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall automatically be applied by the Agent to reimburse the Issuing Bank for Letter of Credit
Disbursements and, if the maturity of the Loans has been accelerated, to satisfy the Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived. If the Borrowers are required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount
(to the extent not applied as aforesaid) shall be returned to the Borrowers upon demand; PROVIDED that, after giving effect to such return, (i) the sum of (A) the aggregate amount of the Letter of Credit Exposure plus (B) the aggregate outstanding principal amount of Loans would not exceed the aggregate Commitments and (ii) no Default or Event of Default shall have occurred and be continuing.

     (l) "OUTSTANDING LETTERS OF CREDIT" shall mean the Horizon Letters of Credit, the Continental Letters of Credit and the Sunwest Letters of Credit, all as listed on Schedule 2.20(l). The parties hereto agree that each Outstanding Letter of Credit will be treated as if it had been originally issued under this Amended Agreement. Specifically, and without limitation of the foregoing or the other provisions of this Section 2.20, (i) the amount of each Outstanding Letter of Credit shall count towards the limits set forth in the proviso to Section 2.20(a) and in
Section 2.02, (ii) each Lender hereby absolutely and unconditionally agrees to pay to the Agent, on behalf of the Issuing Bank, in accordance with Section 2.03(d), such Lender's pro rata portion, as determined under Section 2.15, of each Letter of Credit Disbursement made with respect to any of the Outstanding Letters of Credit (subject to the proviso set forth in Section 2.20(d)) and (iii) the Issuing Bank of any of the Outstanding Letters of Credit shall have the benefit of all agreements, covenants and indemnities of the Issuing Bank set forth under this Amended Agreement and shall comply with all agreements and obligations set forth herein which bind the "Issuing Bank", insofar as such term is used in relation to the Outstanding Letters of Credit.

                           ARTICLE III

                 REPRESENTATIONS AND WARRANTIES

     The Borrowers represent and warrant to each of the Lenders, as follows:

     SECTION 3.01. ORGANIZATION; POWERS. Each of Horizon and the Subsidiaries (a) is a corporation or partnership duly organized, formed or registered, as applicable, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result, individually or in the aggregate, in a Material Adverse Effect, and (d) has the corporate or partnership power and authority, as applicable, to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of Horizon, to consummate the Tender Offers and, in the case of each Borrower, to obtain extensions of credit hereunder.

     SECTION 3.02. AUTHORIZATION. The execution, delivery and performance by each of Horizon and the Subsidiaries of each of the Loan Documents to which it is or will be a party and, in the case of Horizon, the consummation of the Tender Offers and, in the case of each Borrower, the extensions of credit hereunder
(a) have been duly authorized by all requisite corporate, partnership and, if required, stockholder action and (b) except as set forth on Schedule 3.02, will not (i) violate (A) any provision of law, statute, rule or regulation (including the federal securities laws and the regulations promulgated thereunder), or of the articles of incorporation, certificate of partnership, by-laws, partnership agreement or other constitutive documents of Horizon or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture or other material agreement or instrument to which Horizon or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default or give rise to increased, additional, accelerated or guaranteed rights of any person under any such indenture, agreement or other instrument or (iii) except for the Lien of the Pledge Agreements, result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Horizon or any Subsidiary.

     SECTION 3.03. ENFORCEABILITY. This Amended Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document when executed and delivered by Horizon or any Subsidiary will constitute, a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 3.04. CONSENTS AND GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by (a) any Governmental Authority (including the SEC), (b) any stockholder or creditor of Horizon or any Subsidiary or (c) any other person is or will be required in connection with the Tender Offers, the Facility or the performance by Horizon or any Subsidiary of the Loan Documents to which it is or will be a party, except such as (i) have been made or obtained and are in full force and effect or (ii) are required to waive the conflicts, if any, set forth on Schedule 3.02.

     SECTION 3.05. FINANCIAL STATEMENTS. Horizon has heretofore furnished to the Lenders (a)(i) the consolidated balance sheet, statement of operations and statement of cash flows of Horizon and its Consolidated Subsidiaries as of and for the fiscal year ended May 31, 1995, audited by and accompanied by the opinion of Arthur Andersen LLP, independent public accountants, and (ii) the consolidated balance sheet, statement of operations and statement of cash flows of Continental and its Consolidated Subsidiaries as of and for the fiscal year ended June 30, 1994, audited by and accompanied by the opinion of Ernst & Young LLP, independent public accountants, and (b) the unaudited consolidated balance sheet, statement of operations and statement of cash flows of Horizon and its Consolidated Subsidiaries as of July 31, 1995, certified by a financial officer of Horizon (the financial statements referred to in clauses (a) and (b) above, collectively, the "FINANCIAL STATEMENTS"). The Financial
Statements present fairly in accordance with GAAP (subject, in the case of the unaudited Financial Statements, to normal, recurring year end audit adjustments) the consolidated financial position and the consolidated results of operations and consolidated cash flows of the Borrowers and their Consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, actual or contingent, of the Borrowers and their Consolidated Subsidiaries as of the dates thereof. The Financial Statements were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited Financial Statements, as permitted by Form 10-Q of the SEC).

     SECTION 3.06. NO MATERIAL ADVERSE CHANGE. Since May 31, 1995, except for any such changes expressly disclosed in any filing with the SEC made after May 31, 1995 and prior to the date hereof, there has occurred no Material Adverse Change and there exists no condition, event or occurrence that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

     SECTION 3.07.  TITLE TO PROPERTIES; POSSESSION UNDER LEASES.
(a) Each of Horizon and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such properties and assets are free and clear of Liens, other than Liens permitted by Section 6.02.

     (b) Schedule 3.07 sets forth, as of the Effective Date, a true, complete and correct list of (i) all real property owned by Horizon and the Subsidiaries having a book value in excess of $100,000; (ii) all material real property leased by Horizon and the Subsidiaries; and (iii) the location of each such real property.

     (c) Each of Horizon and the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of Horizon and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

     SECTION 3.08. SUBSIDIARIES. Schedule 3.08 sets forth as of the Effective Date a list of all the Subsidiaries, the respective jurisdictions of organization thereof and the percentage ownership interest, direct or indirect, of Horizon therein and specifies which of such Subsidiaries are Material Subsidiaries and which of such Subsidiaries are Inactive Subsidiaries.

     SECTION 3.09. LITIGATION; COMPLIANCE WITH LAWS. (a) There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrowers, threatened against or affecting
Horizon, any Subsidiary or
any business, property or rights of Horizon or any Subsidiary (i) which involve any Loan Document or the Tender Offers or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

     (b) Neither Horizon nor any Subsidiary is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction, order or decree, of any Governmental Authority, where such violation or default could be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect. Except as set forth in Schedule 3.09, neither Horizon nor any Subsidiary has received any written communication during the past three years from any Governmental Authority that alleges that such party or any of its Affiliates is not in compliance in any material respect with any law, rule or regulation or any judgment, writ, injunction or decree. Continental and its subsidiaries have in all material respects been reimbursed by their fiscal intermediaries for only the correct amounts for therapeutic recreation services as routine services rather than ancillary services, and have not in any material respect sought payment from, nor been paid by, Medicare, for therapeutic recreation services, on a charge basis.

     SECTION 3.10. AGREEMENTS. (a) Each "material contract" (within the meaning of Item 601(b)(10) of Regulation S-K under the Exchange Act), each material agreement relating to the incurrence of Indebtedness or Disqualified Equity Interests and each material Operating Lease to which Horizon or any Subsidiary is a party or by which it or any of its properties or assets are or may be bound as of the date hereof is listed on Schedule 3.10 hereto (collectively, the "MATERIAL CONTRACTS"). Except as expressly set forth in
Schedule 3.10, none of the Material Contracts have been amended, modified or waived in any respect.

     (b) Except as set forth in Schedule 3.10, each Material Contract is valid, binding and in full force and effect and is enforceable by Horizon or the Subsidiary which is a party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth in Schedule 3.10, each of Horizon and the Subsidiaries has performed in all material respects all obligations required to be performed by it to date under the Material Contracts and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Borrowers, no other party to any of the Material Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. Neither Horizon nor any Subsidiary, nor, to the knowledge of the Borrowers, any other party to any Material Contract, has given notice of termination of, or taken any action inconsistent with the continuation of, any Material Contract. None of such other parties has any presently exercisable right to terminate any Material Contract nor will any such other party have any right to terminate any Material Contract on account of the execution, delivery or performance of the Loan Documents or the consummation of the Tender Offers.

     (c) The Obligations of Continental for money borrowed by Continental constitute "Senior Indebtedness" within the meaning of the Subordinated Note Indentures. As of the Effective Date, there is no outstanding "Designated Senior Indebtedness" within the meaning of the Subordinated Note Indentures, except for the Facility. As of the Effective Date, no "Default" or "Event of Default" within the meaning of the Subordinated Note Indentures has occurred and is continuing.

     SECTION 3.11. FEDERAL RESERVE REGULATIONS. (a) Neither Horizon nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     (b) No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the regulations of the Board, including Regulations G, U and X.

     SECTION 3.12. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither Horizon nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or (c) subject to regulation as a "public utility" or a "public service corporation" or the equivalent under any federal or state law.

     SECTION 3.13. USE OF PROCEEDS. The proceeds of the Loans will be used solely for the general corporate purposes of Horizon and the Subsidiaries, including repurchasing the Subordinated Notes and the Greenery Convertible Notes to the extent permitted in accordance with the terms hereof and providing funds for working capital, capital expenditures in the ordinary course of business and acquisitions permitted hereunder. The Letters of Credit will be issued solely to support various financial and other performance obligations of Horizon and the Subsidiaries incurred in the ordinary course of business. The proceeds of Subsidiary Intercompany Indebtedness of any Subsidiary will be used by such Subsidiary solely for the general corporate purposes of such Subsidiary, including providing funds for working capital, capital expenditures in the ordinary course of business and acquisitions permitted hereunder.

     SECTION 3.14. TAX RETURNS. Each of Horizon and the Subsidiaries has filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the Financial Statements.

     SECTION 3.15. NO MATERIAL MISSTATEMENTS. (a) No information, report, financial statement, exhibit or schedule furnished by or on behalf of Horizon or any Subsidiary to the Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

     (b) The Borrowers have timely and duly filed all the reports and other material that they were required to file with the SEC since May 31, 1995. Copies of all such reports and other material, together in each case with all amendments thereto (collectively, the "DISCLOSURE DOCUMENTS"), have been delivered to the Agent. Except as reflected in any subsequent amendment or supplement to a Disclosure Document, no Disclosure Document, including any financial statement contained therein, at the time it was filed or mailed to stockholders, as the case may be, contained any misstatement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

     (c) All representations and warranties of the Borrowers set forth in the Original Credit Agreement were true and correct in all material respects on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date). Immediately prior to the effectiveness of this Amended Agreement, no Default or Event of Default has occurred and is continuing under the Original Credit Agreement.

     SECTION 3.16. EMPLOYEE BENEFIT PLANS. (a) Each of Horizon and the Commonly Controlled Entities is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred within the last five years with respect to any Plan, and each Plan has complied in all material respects with the applicable
provisions of ERISA and the Code.   Neither Horizon nor any Commonly
Controlled Entity has any unsatisfied liability with respect to a Single Employer Plan that has been terminated and no Lien in favor of the PBGC or a Plan has arisen during the last five years.

     (b) Except as set forth on Schedule 3.16, the present value of all accrued benefits under each Single Employer Plan in which Horizon or any Commonly Controlled Entity is a participant (based on those assumptions used to fund the Plans) did not, as of the last day of the plan year that ended prior to the date of this Amended Agreement, exceed the value of the assets of such Plan allocable to such accrued benefits.

     (c) Neither Horizon nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither Horizon nor any Commonly Controlled Entity would become subject to any liability under ERISA if Horizon or such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the last day of the plan year that ended prior to the date of this Amended Agreement.

     (d) No such Multiemployer Plan with respect to which Horizon or any Commonly Controlled Entity could incur potential liability in excess of $250,000 is in "reorganization" or "insolvent," within the meaning of such terms as used in ERISA.

     (e) The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of Horizon and each Subsidiary for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits, except as set forth in Schedule 3.16.

     SECTION 3.17.  ENVIRONMENTAL AND SAFETY MATTERS.  Except as set forth in
Schedule 3.17, each of Horizon and the Subsidiaries has complied in all material respects with all applicable Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to protection of the environment or to employee health or safety. Except as set forth in Schedule 3.17, neither Horizon nor any Subsidiary has received notice of any material failure so to comply. The facilities of Horizon and the Subsidiaries do not manage or contain any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or similarly denominated substances, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to protection of the environment or to employee health and safety (collectively, "HAZARDOUS MATERIALS"), in violation in any material respect of any such law or any regulations promulgated pursuant thereto. Except as set forth in Schedule 3.17, to the knowledge of the Borrowers, there are no events, conditions or circumstances involving environmental pollution, regulation or control or employee health or safety that are reasonably likely to result in any material liabilities being incurred by Horizon or any Subsidiary.

     SECTION 3.18. SECURITY INTERESTS. The Agent for the benefit of the Secured Parties will at all times have the Liens provided for in the Pledge Agreements and the Pledge Agreements will at all times constitute a valid and continuing lien of record and first priority perfected security interest in all the Collateral.

     SECTION 3.19. SOLVENCY. On and as of the Effective Date, each of Horizon and the Subsidiaries will be Solvent. "Solvent" means, with respect to any person, that (a) the sum of the assets of such person, both at a fair valuation and at present fair salable value, will exceed the liabilities of such person, (b) such person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of the foregoing definition, "DEBTS" means any liabilities on claims, and "CLAIM" means (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. With respect to any contingent or disputed liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

     SECTION 3.20.  TRANSACTIONS WITH AFFILIATES.  Except as set forth in
Schedule 3.20 and except for agreements and arrangements among Horizon and the Subsidiaries or among the Subsidiaries, as of the Effective Date, neither Horizon nor any of the Subsidiaries is a party to or engaged in any transaction with, and none of the properties and assets of Horizon or any of the Subsidiaries is subject to or bound by, any agreement or arrangement with, any Affiliate of Horizon or any of the Subsidiaries.

     SECTION 3.21. INSURANCE. Each of Horizon and the Subsidiaries maintains policies of fire and casualty, liability, malpractice, business interruption and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are reasonable for the business and assets of Horizon and the Subsidiaries. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Effective Date under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. The activities and operations of Horizon and the Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

     SECTION 3.22. LABOR RELATIONS. Except for such matters as could not be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect, (a) neither Horizon nor any Subsidiary is engaged in any unfair labor practice, (b) no unfair labor practice complaint is pending or, to the knowledge of the Borrowers, threatened against Horizon or any of the Subsidiaries before the National Labor Relations Board, (c) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending or, to the knowledge of the Borrowers, threatened against Horizon or any Subsidiary, (d) no strike, labor dispute, slowdown or stoppage is pending or, to the knowledge of the Borrowers, threatened against Horizon or any Subsidiary, (e) to the knowledge of the Borrowers, no union representation question exists with respect to the employees of Horizon or any Subsidiary and (f) to the knowledge of the Borrowers, no union organizing activities are taking place with respect to the employees of Horizon or any Subsidiary.

                           ARTICLE IV

                      CONDITIONS OF LENDING

     SECTION 4.01. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE. This Amended Agreement shall become effective on the first date (the "EFFECTIVE DATE") when all of the following conditions precedent set forth in this Section 4.01, and the additional conditions precedent set forth in Section 4.02, shall have been satisfied:

          (a) The Agent shall have received counterparts hereof signed by each of the parties hereto (or, in the case of any Lender as to which an executed counterpart shall not have been received, telegraphic, telex, telecopy or other written confirmation from such party in form satisfactory to the Agent of the execution of a counterpart hereof by such Lender).

          (b) The Agent shall have received for the account of each Lender duly executed Notes, dated the Effective Date, complying with the provisions of Section 2.05.

          (c) The Agent on behalf of the Secured Parties shall have a perfected, first priority security interest in the Collateral and the Agent shall have received:

               (i) counterparts of (A) the Horizon Consent, duly executed by Horizon, (B) the Continental Consent, duly executed by Continental, (C) the Horizon Subsidiaries' Guarantor Consent, duly executed by each Horizon Subsidiary Guarantor and each Horizon Subsidiary Pledgor and (D) the Continental Subsidiaries' Guarantor Consent, duly executed by each Continental Subsidiary Guarantor and each Continental Subsidiary Pledgor;

               (ii) Intercompany Notes, duly executed by the Subsidiary Guarantors and by North Louisiana Rehabilitation Center, Inc., Kansas Rehabilitation Hospital, Inc., CMS Jonesboro Rehabilitation, Inc., Houston Rehabilitation Associates and Baton Rouge Rehab, Inc., accompanied by assignments executed in blank;

               (iii) confirmation by the Borrowers that the Agent has previously received certificates representing all outstanding capital stock of Continental and the other Subsidiaries (other than immaterial Subsidiaries acceptable to the Agent), accompanied by stock powers endorsed in blank; and

               (iv)  confirmation by the Borrowers that no
          additional filing, registration or recordation of any document (including any Uniform Commercial Code financing statement) is required to be filed, registered or recorded in order to create in favor of the Agent for the benefit of the Secured Parties a valid, legal and perfected security interest in or Lien on the Collateral that is the subject of the Pledge Agreements.

          (d) The Agent shall have received an opinion of counsel to the Borrowers, the Subsidiary Guarantors and the Subsidiary Pledgors substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request, such opinion to be dated the Effective Date and addressed to the Agent and the Lenders.


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

          (e)  The Agent shall have received:

               (i) a certificate of the Secretary, Assistant Secretary or other authorized representative of each of the Borrowers, the Subsidiary Guarantors and the Subsidiary Pledgors, dated the Effective Date and certifying (A) that none of the certificates of incorporation, certificates of partnership, by-laws, partnership agreements or other constitutive documents, as applicable, of such party have been amended or changed since the Closing Date, except as expressly set forth therein, and (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such party (or, in the case of a partnership, the managing general partner thereof) authorizing the execution, delivery and performance of this Amended Agreement, the Horizon Consent, the Continental Consent, the Horizon Subsidiaries' Guarantor Consent and the Continental Subsidiaries' Guarantor Consent to which such party is or will be a party and, in the case of Horizon, the consummation of the Tender Offers and, in the case of each Borrower, the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect;

                (ii)  a certificate of another authorized
          representative as to the incumbency and specimen signature of the person executing the certificate pursuant to clause (i) above; and

               (iii)  such other documents, opinions,
          certificates and agreements in connection with the transactions contemplated hereby, in form and substance satisfactory to the Agent, as it or its counsel shall reasonably request.

          (f) The Agent and the Lenders shall have received financial information satisfactory in all respects to the Agent and the Lenders, including (i) projected financial statements of Horizon and the Subsidiaries for the period after the Effective Date through the fifth anniversary thereof, (ii) a statement of sources and uses of funds in connection with the Tender Offers, certified by a Financial Officer of Horizon and (iii) a certificate of a Financial Officer of Horizon, substantially in the form attached hereto as Exhibit G, setting forth the calculations required under Section 5.04(e)(i).

          (g) There shall have occurred the consummation of the Tender Offers and related consent solicitations in a manner and on terms satisfactory in all respects to the Agent and the Lenders and, after giving effect thereto, (i) at least a majority in aggregate principal amount of the 10-3/8% Notes shall have been accepted for payment and consents from the holders thereof shall have been received, (ii) at least a majority in aggregate principal amount of the 10-7/8% Notes shall have been accepted for payment and consents from the holders thereof shall have been received, (iii) the proposed amendments to the Subordinated Note Indentures, which are described in the Offers to Purchase and Consent Solicitations dated August 11, 1995, shall have become effective, (iv) no default, event of default, prepayment event or change in control shall have occurred and be continuing under the Subordinated Note Indentures and (v) the obligations of Continental under the Facility for money borrowed by Continental shall rank senior to any Subordinated Notes remaining outstanding.

          (h) All governmental, regulatory, shareholder and third party consents, approvals, filings, registrations and other actions required in order to consummate the Tender Offers or the Facility shall have been obtained or made, as applicable, and shall remain in full force and effect, in each case without the imposition of any condition or restriction which is, in the judgment of the Agent, materially adverse to any Borrower or Subsidiary, and the Agent shall have received satisfactory evidence thereof.

          (i) Since May 31, 1995, except for any changes expressly disclosed in any filing with the SEC made after May 31, 1995 and prior to the date hereof, no Material Adverse Change has occurred and there exists no condition, event or occurrence that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

          (j) The Borrowers shall have paid (i) all fees and interest accrued to, and unpaid as of, the Effective Date under the Original Credit Agreement and (ii) all Fees and other amounts due and payable to the Agent or any Lender on or prior to the Effective Date under the Fee Letter or any other Loan Document, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers (to the extent invoices or statements therefor have been received).

          (k) Each Lender shall have received payment from the Borrowers of an amendment fee and an upfront fee equal to the amount set forth in the invitation letter from the Agent to such Lender dated August 17, 1995.

The first Borrowing hereunder (consisting of the conversion of the Horizon Loans and the Continental Loans to Loans hereunder pursuant to Section 2.01) shall be deemed to constitute a representation and warranty by the Borrowers on the Effective Date as to the matters specified in paragraphs (g), (h) and
(i) of this Section 4.01. On the Effective Date, the Original Credit Agreement shall, without further action by any person, be amended and restated in its entirety to read as set forth herein. From and after such date, the rights and obligations of the parties hereto shall be governed by this Amended Agreement and the other Loan Documents.

     SECTION 4.02. ALL BORROWINGS. The obligations of the Lenders to make Loans hereunder, and the obligation of the Issuing Bank to issue Letters of Credit hereunder, are subject to the satisfaction of the conditions that on the date of each Borrowing (including the conversion of the Horizon Loans and the Continental Loans to Loans hereunder pursuant to Section 2.01 and each Borrowing in which Loans are refinanced with new Loans as contemplated by
Section 2.03(g)) and on the date of issuance of each Letter of Credit:

          (a) The Agent shall have received a notice of such Borrowing as required by Section 2.04 or a notice requesting the issuance of a Letter of Credit as required by Section
     2.20(c).

          (b)  The representations and warranties set forth in
     Article III hereof (except, in the case of a refinancing of Loans that does not increase the aggregate principal amount of Loans outstanding, the representations and warranties set forth in Section 3.06) and the representations and warranties of the Borrowers and the Subsidiaries set forth in the other Loan Documents, shall be true and correct in all material respects on and as of the date of such Borrowing or the date of the issuance of such Letter of Credit with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date).

          (c) In the case of any Borrowing or the issuance of any Letter of Credit, at the time of and immediately after such Borrowing or the issuance of such Letter of Credit, the aggregate outstanding principal amount of the Loans and the Letter of Credit Exposure will not exceed the limitations set forth in Sections 2.02 and 2.20(a), as applicable.

          (d) At the time of and immediately after such Borrowing or the issuance of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing hereunder and each request for the issuance of a Letter of Credit hereunder shall be deemed to constitute a representation and warranty by the Borrowers on the date of such Borrowing or issuance as to the matters specified in paragraphs (b), (c) and (d) of this Section 4.02.

          SECTION 4.03. HORIZON NOTES AND CONTINENTAL NOTES. On the Effective Date, the lenders under the Original Credit Agreement will return the Horizon Notes and the Continental Notes to Horizon and Continental, respectively, and such notes will be replaced by the Notes issued hereunder.

                                 ARTICLE V

                            AFFIRMATIVE COVENANTS

     The Borrowers covenant and agree with each Lender that so long as this Amended Agreement shall remain in effect or any Obligations shall be unpaid, and until the Commitments have been terminated and the Loans, together with interest, Fees and all other Obligations have been paid in full, all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

     SECTION 5.01. EXISTENCE; BUSINESSES AND PROPERTIES; LEASES AND OPERATING LEASES.

     (a) Horizon will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05(a).

     (b) Horizon will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to obtain, preserve, renew, extend, comply with and keep in full force and effect the rights, Licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

     (c) Horizon will, and will cause each of the Subsidiaries to, maintain and comply in all material respects with each of its material Operating Leases.

     SECTION 5.02. INSURANCE. Horizon will, and will cause each of the Subsidiaries to, keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including business interruption insurance, malpractice insurance and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied, controlled or managed by it; maintain such other insurance as may be required by law; PROVIDED that Horizon may continue through its self insurance program to provide insurance coverage for employee health claims and workmen's compensation up to the maximum occurrence limit amount of $100,000 per occurrence and $250,000 per occurrence, respectively. Horizon will deliver evidence of renewal of each such insurance policy on or before the date of expiration, and from time to time shall deliver to the Agent, upon demand, evidence of the maintenance of such insurance. Horizon will permit the Agent and an insurance consultant retained by the Agent, at the expense of the Borrowers, to review the insurance policies maintained by Horizon and the Subsidiaries on an annual basis and will implement any changes to such policies reasonably recommended by such consultant.

     SECTION 5.03. OBLIGATIONS AND TAXES. Horizon will, and will cause each of the Subsidiaries to, pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Horizon shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto.

     SECTION 5.04. FINANCIAL STATEMENTS, REPORTS, ETC. Horizon will furnish to the Agent and each Lender:

          (a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of operations and cash flows, showing the financial position of Horizon and its Consolidated Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows during such year, all audited by Arthur Andersen LLP or another nationally recognized "Big Six" independent public accounting firm and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such financial statements fairly present the consolidated financial position, results of operations and cash flows of Horizon and its Consolidated Subsidiaries in accordance with GAAP consistently applied (an "UNQUALIFIED OPINION"); PROVIDED that the delivery pursuant to paragraph (f) or (g) below of a copy of the Annual Report on Form 10-K or Annual Report to Shareholders of Horizon for such fiscal year filed with the SEC or mailed to shareholders shall be deemed to satisfy the requirements of this paragraph (a), if such filing or mailing is timely made and contains an Unqualified Opinion;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related consolidated statements of operations and cash flows, showing the consolidated financial position of Horizon and its Consolidated Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations and cash flows during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by a Financial Officer as fairly presenting the consolidated financial position and consolidated results of operations and cash flows of Horizon and its Consolidated Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments; PROVIDED that the delivery pursuant to paragraph (g) below of a copy of the Quarterly Report on Form 10-Q of Horizon for such quarterly period filed with the SEC shall be deemed to satisfy the requirements of this paragraph (b), if such filing is timely made;

          (c) within 90 days after the end of each fiscal year and within 45 days after the end of each of the first three fiscal quarters of each fiscal year, summary information presenting the consolidating financial position as of, and consolidating results of operations and cash flows for, such period of Horizon and its Consolidated Subsidiaries by line of business;

          (d) within 90 days after the end of each fiscal year and within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a certificate of a


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

     Financial Officer of Horizon certifying that no Default or Event of Default has occurred or, if such Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

          (e) concurrently with any delivery of a certificate under paragraph (d) above, a certificate of a Financial Officer of Horizon, substantially in the form attached hereto as Exhibit G, (i) setting forth the Debt/EBITDAR Ratio of Horizon as of the date of such certificate and a reasonably detailed calculation thereof, (ii) demonstrating compliance with the covenants contained in Sections 6.06 and
     6.19 and setting forth the related computations in reasonable detail and (iii) stating whether, since the date of its most recent Required Financial Statements previously delivered to the Agent, there has been any material change in the generally accepted accounting principles applied in the preparation of Horizon's financial statements and, if so, describing such change;

          (f) promptly upon the delivery or mailing thereof to the holders of Common Stock, copies of all reports, financial information, proxy statements and other information so delivered or mailed and promptly upon the final preparation thereof, copies of the audited financial statements of Continental and its Consolidated Subsidiaries as of and for the fiscal year ended June 30, 1995;

          (g) promptly upon the filing thereof, copies of all registration statements (other than exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which Horizon shall have filed with the SEC; and

          (h)  promptly, from time to time, such other
     information regarding the operations, business affairs and financial condition of Horizon or any Subsidiary, or compliance with the terms of any Loan Document, as any Agent or Lender may reasonably request.

     SECTION 5.05. LITIGATION AND OTHER NOTICES. Horizon will furnish to the Agent and each Lender prompt written notice of the following:

          (a) any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

          (b) the filing or commencement of, or any threats or notices of intention of any person to file or commence, or any material escalation of, any actions, suits, investigations or proceedings, whether at law or in equity or by or before any Governmental Authority, against or affecting Horizon or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and which, if so determined, could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect or (ii) which involves a claim or series of related claims against Horizon or any Subsidiary in excess of $1,000,000; and


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

          (c) any developments that have resulted, or could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

     SECTION 5.06. ERISA. (a) Horizon will, and will cause each of the Subsidiaries to, comply in all material respects with the applicable provisions of ERISA.

     (b) Horizon will promptly give notice to the Agent and each Lender of the following events, as soon as possible and in any event within 30 days after Horizon or any Subsidiary knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Plan (excluding any such failure resulting from an administrative error and involving an amount that is not material), any Lien in favor of the PBGC or a Plan, or any withdrawal from, or the termination, reorganization or insolvency (within the meaning of such terms as used in ERISA) of, any Multiemployer Plan; or (ii) the institution of proceedings or the taking of any other action by the PBGC, Horizon, any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, reorganization or insolvency (within the meaning of such terms as used in ERISA) of, any Plan covered by Title IV of ERISA (excluding any termination of a Single Employer Plan pursuant to Section 4041(b) of ERISA).

     SECTION 5.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. Horizon will, and will cause each of the Subsidiaries to, maintain all financial records in accordance with GAAP and permit representatives designated by the Agent or any Lender to visit and inspect the financial records and the properties of Horizon or any Subsidiary, at reasonable times and as often as requested, and to make extracts from and copies of such financial records, and permit representatives designated by the Agent or any Lender to discuss the affairs, finances and condition of Horizon or any Subsidiary with the officers thereof and the independent accountants therefor.

     SECTION 5.08. USE OF PROCEEDS. The Borrowers will use the Letters of Credit and the proceeds of the Loans, and will cause the Subsidiaries to use the proceeds of the Subsidiary Intercompany Indebtedness, only for the purposes set forth in Section 3.13.

     SECTION 5.09. FISCAL YEAR. Horizon will, and will cause each of the Subsidiaries (other than any joint venture of Continental or any Continental Subsidiary which is required by contract with an unrelated third party to maintain a different fiscal year) to, cause its fiscal year to commence on June 1 in each year and to end on May 31 in each year.

     SECTION 5.10. MATERIAL SUBSIDIARIES. Within 15 days after the due date for delivery of any of the Required Financial Statements in accordance with
Section 5.04(a) or (b), Horizon will cause any Subsidiary which qualifies as a Material Subsidiary based on its total assets as of the end of, and its total revenues for, the then most recent Reference Period, but which is not a Subsidiary Guarantor and a Subsidiary Pledgor, to execute and deliver a Supplemental Agreement pursuant to which such Subsidiary shall become a Subsidiary Guarantor and a


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

Subsidiary Pledgor and will cause all the terms of such Supplemental Agreement to be satisfied.

     SECTION 5.11. FURTHER ASSURANCES. Horizon will, and will cause each of the Subsidiaries to, execute any and all further documents, agreements and instruments, and take all further action, which may be required under applicable law, or which the Required Lenders or the Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the Liens created or intended to be created by the Pledge Agreements.

                                ARTICLE VI

                            NEGATIVE COVENANTS

     The Borrowers covenant and agree with each Lender that so long as this Amended Agreement shall remain in effect or any Obligations shall be unpaid, and until the Commitments have been terminated and the Loans, together with interest, Fees and all other Obligations have been paid in full, all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

     SECTION 6.01. INDEBTEDNESS. Horizon will not, and will not cause or permit any of the Subsidiaries to, incur, create, issue, assume or permit to exist any Indebtedness or Disqualified Equity Interests, except:

          (a) Indebtedness represented by this Amended Agreement and the Guarantee Agreements;

          (b) Indebtedness and Disqualified Equity Interests existing on the Effective Date to the extent set forth on
     Schedule 6.01;

          (c) Capital Lease Obligations of Continental and the Continental Subsidiaries existing on the Effective Date up to an aggregate amount of $3,500,000 and other Indebtedness existing on the Effective Date up to an aggregate principal amount of $8,000,000;

          (d) Indebtedness issued in exchange for, or the proceeds of which are used to refinance, any Indebtedness permitted by clause (b) or (c) above, other than any Indebtedness evidenced by the Subordinated Notes that remain outstanding after the consummation of the Tender Offers; PROVIDED, HOWEVER, that (i) the principal amount of the Indebtedness so issued shall not exceed the principal amount of the Indebtedness so exchanged or refinanced and (ii) the Indebtedness so issued (A) shall not mature prior to the Stated Maturity of the Indebtedness so exchanged or refi-nanced, (B) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness so exchanged or refinanced and (C) shall be subordinated in right of


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

     payment to the prior payment in full of the Obligations to at least the same extent as the Indebtedness so exchanged or refinanced;

          (e) Indebtedness of any Subsidiary that is both a Subsidiary Guarantor and a Subsidiary Pledgor incurred after the Effective Date ("PERMITTED SENIOR INDEBTEDNESS"); PROVIDED, HOWEVER, that the aggregate principal amount of such Indebtedness outstanding at any time shall not exceed an amount equal to 15% of the Stockholders' Equity of Horizon as of the last day of the then most recent full fiscal quarter for which Horizon has delivered its Required Financial Statements to the Agent;

          (f) Indebtedness of any Horizon Subsidiary to Horizon and of any Continental Subsidiary to Continental
     (collectively, the "SUBSIDIARY INTERCOMPANY INDEBTEDNESS");
     provided that:

               (i) such loan from Horizon or Continental is evidenced by an Intercompany Note issued by such Horizon Subsidiary to Horizon or by such Continental
          Subsidiary to Continental, as applicable;

               (ii) such Intercompany Note is subject to the lien of the Horizon Pledge Agreement or the Continental
          Pledge Agreement, as applicable, and has been delivered to the Agent;

               (iii) (A) the aggregate principal amount of such Indebtedness incurred by any single Horizon Subsidiary or by any single Continental Subsidiary which is not both a Subsidiary Guarantor and a Subsidiary Pledgor, plus the aggregate amount of all other direct or indirect investments by Horizon or Continental in such Horizon Subsidiary or Continental Subsidiary, as applicable, shall not exceed $1,000,000 outstanding at any time, (B) the aggregate principal amount of such Indebtedness incurred by all such Horizon Subsidiaries and Continental Subsidiaries referred to in the foregoing clause (A), plus the aggregate amount of all other direct or indirect investments by Horizon in all such Horizon Subsidiaries and by Continental in all such Continental Subsidiaries, shall not exceed $20,000,000 outstanding at any time and (C) no such Horizon Subsidiary or such Continental Subsidiary shall be a Material Subsidiary;

               (iv) such loan from Horizon or Continental is used by such Horizon Subsidiary or such Continental
          Subsidiary as provided in Section 3.13;

               (v)  no such loan shall be made to any such
          Horizon Subsidiary or such Continental Subsidiary that is the subject of a proceeding described in paragraph
          (g) or (h) of Article VII; and

               (vi) the principal amount of such Indebtedness incurred by any majority-owned Subsidiary shall not exceed any limitation thereon imposed by contract with or obligation to any holder of a minority interest therein (other


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

          than any temporary excess which is in Horizon's good faith judgment necessary to maintain the operation of a medical facility of any such Subsidiary and which will not have a Material Adverse Effect);

          (g) Indebtedness of Horizon which is subordinated in right of payment to the prior payment in full of all Obligations; PROVIDED, that (i) no scheduled payment of principal of such Indebtedness is payable prior to the first anniversary of the Maturity Date, (ii) the other terms and conditions of such Indebtedness (including covenants, subordination terms, events of default and other provisions) are satisfactory in all respects to the Required Lenders and
     (iii) Horizon shall have prepared and furnished to the Agent prior to the incurrence of such Indebtedness pro forma financial statements demonstrating to the satisfaction of the Agent that none of the financial covenants in Section
     6.19 will be violated after giving pro forma effect to such proposed incurrence;

          (h) Guarantees by either Borrower issued after the Effective Date of Indebtedness of any Subsidiary ("PERMITTED GUARANTEES"); PROVIDED that (i) such Indebtedness of such Subsidiary is otherwise permitted hereunder and (ii) the aggregate face amount of all such Guarantees is not more than $10,000,000.

          (i) Interest Rate Protection Agreements containing terms satisfactory to the Agent; PROVIDED that the notional principal amount of such Interest Rate Protection Agreements does not exceed the amount of indebtedness of the Borrowers and the Subsidiaries outstanding on the date such agreements are entered into.

     SECTION 6.02. NEGATIVE PLEDGE. Horizon will not, and will not cause or permit any of the Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any subsidiary or other person) now owned or hereafter acquired by it, or on any income or revenues or rights in respect of any thereof, except:

          (a) Liens in favor of the Agent on behalf of the Secured Parties created by the Pledge Agreements;

          (b) Liens existing on the Effective Date, to the extent set forth in Schedule 6.02, securing Indebtedness permitted under Section 6.01(b) or (c) and Operating Leases existing on the Effective Date, to the extent set forth in
     Schedule 6.02;

          (c) Liens arising after the Effective Date securing Permitted Senior Indebtedness or Indebtedness permitted under Section 6.01(d); PROVIDED that, in the case of Liens securing such Indebtedness permitted under Section 6.01(d), such Liens cover only property and assets covered on the Effective Date and the aggregate principal amount of such Indebtedness so secured does not exceed the amount so secured on the Effective Date;


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

          (d)  Liens attributable to Permitted Sale and Lease-
     Back Transactions;

          (e) Liens for taxes not yet due or which are being contested in compliance with Section 5.03 and for which adequate reserves have been established;

          (f)  carriers', warehousemen's, mechanics',
     materialmen's, repairmen's, construction or other like Liens arising in the ordinary course of business and securing obligations that are not due or which are being contested in compliance with Section 5.03 and for which adequate reserves have been established;

          (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (h)  deposits in connection with workmen's
     compensation, unemployment insurance, old age pensions, or other social security or retirement benefits legislation in respect of employees of Horizon and the Subsidiaries;

          (i) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Horizon or any of the Subsidiaries; and

          (j) other Liens securing Indebtedness or other obligations up to an aggregate amount of $10,000,000 at any time outstanding.

     SECTION 6.03. SALE AND LEASE-BACK TRANSACTIONS. Horizon will not, and will not cause or permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except to the extent that the aggregate amount of Attributable Debt with respect to any such transactions outstanding at any time is no more than $20,000,000 ("PERMITTED SALE AND LEASE-BACK TRANSACTIONS").

     SECTION 6.04. INVESTMENTS, LOANS AND ADVANCES. Horizon will not, and will not cause or permit any of the Subsidiaries to, purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment, capital contribution or any other beneficial interest in, or issue or permit to exist any guarantee of any Operating Lease or other obligation not constituting Indebtedness of, any other person, except:


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

          (a)  Cash Equivalents;

          (b) Subsidiary Intercompany Indebtedness incurred by any Subsidiary which is both a Subsidiary Guarantor and a Subsidiary Pledgor; PROVIDED that the principal amount of such Indebtedness incurred by any majority-owned Subsidiary shall not exceed any limitation thereon (or on the amount of Indebtedness that can be secured by the pledge of the Equity Interests of such person or of any Affiliate of such person) imposed by contract with or other obligation to any holder of a minority interest therein (other than any temporary excess which is in Horizon's good faith judgment necessary to maintain the operation of a medical facility of any such Subsidiary and which will not have a Material Adverse Effect);

          (c) promissory notes or notes receivable received in settlement of customer accounts arising in the ordinary course of business and payable in accordance with the customary trade terms of Horizon or any of the Subsidiaries;

          (d) equity investments in Continental and the other Subsidiaries existing on the Effective Date; PROVIDED that each such other Subsidiary (except for any such Subsidiary which is not a Material Subsidiary and except for North Louisiana Rehabilitation Center, Inc., Kansas Rehabilitation Hospital, Inc., CMS Jonesboro Rehabilitation, Inc., Houston Rehabilitation Associates and Baton Rouge Rehab, Inc.) is both a Subsidiary Guarantor and a Subsidiary Pledgor;

          (e) equity investments made after the Effective Date to acquire from unrelated third parties a person in the same line of business as the Borrowers, which person becomes a Subsidiary upon consummation thereof, and additional equity investments in any of the then existing Subsidiaries acquired from unrelated third parties; PROVIDED in the case of each such investment, that:

               (i) no Default or Event of Default has occurred and is continuing at the time of such investment or would occur immediately after giving effect thereto (on a pro forma basis as if such investment had occurred on the first day of the applicable Reference Period for purposes of Section 6.19), and, in the case of any investments in any single person for aggregate consideration in excess of $20,000,000, Horizon shall have prepared and furnished to the Agent prior to the consummation of such investment pro forma financial statements demonstrating to the satisfaction of the Agent that none of the financial covenants in
          Section 6.19 will be violated after giving pro forma effect to such proposed investment;

               (ii) the aggregate Fair Market Value of the consideration, whether payable upon consummation thereof or in the form of earn-outs, non-competes or other deferred payment arrangements, for such investment (in the case of additional equity investments in an existing Subsidiary, including the existing amount of the investment in such Subsidiary) including cash, securities, other


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

          property and the assumption of Indebtedness, does not exceed an amount equal to 10% of the Stockholders' Equity of Horizon as of the last day of the then most recent full fiscal quarter for which Horizon has delivered its Required Financial Statements to the Agent; and

               (iii) such person (A) shall have executed and delivered to the Agent the Horizon Subsidiaries' Guarantee Agreement or Continental Subsidiaries' Guarantee Agreement, as applicable, and the Horizon Subsidiaries' Pledge Agreement or the Continental Subsidiaries' Pledge Agreement, as applicable, or (B) shall have executed and delivered to the Agent a Supplemental Agreement and thereby become a Subsidiary Guarantor and Subsidiary Pledgor (and all the terms of such Supplemental Agreement shall have been satisfied);

          (f) (i) Subsidiary Intercompany Indebtedness incurred by, and equity investments in, any Subsidiary which is not a Material Subsidiary and is not an Inactive Subsidiary, (ii) other investments not exceeding $5,000,000 and (iii) advances to K.C. Rehabilitation Hospital, Inc. and to Arkansas Rehabilitative Associates; PROVIDED that (A) the aggregate amount of any such investment referred to in clause (i) or (iii) above by or in any such single Subsidiary (including K.C. Rehabilitation Hospital and Arkansas Rehabilitative Associates) shall not exceed $1,000,000 outstanding at any time and (B) the aggregate amount of all such investments referred to in clause (i),
     (ii) or (iii) above outstanding at any time shall not exceed
     $20,000,000;

          (g) advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

          (h) guarantees by either Borrower of Operating Leases and other obligations not constituting Indebtedness of any of its Wholly Owned Subsidiaries and guarantees by Continental outstanding on the Closing Date of Operating
     Leases and other obligations of its majority-owned
     Subsidiaries;

          (i)  (A)  up to $2,750,000 in investments in Royal Oaks
     Partnership existing on the Effective Date and (B) other investments existing on the Effective Date to the extent set forth on Schedule 6.04;

          (j) advances to North Louisiana Rehabilitation Center, Inc., Kansas Rehabilitation Hospital, Inc., CMS Jonesboro Rehabilitation, Inc., Houston Rehabilitation Associates and Baton Rouge Rehab, Inc., evidenced by Intercompany Notes; PROVIDED, THAT, the aggregate principal amount thereof to any such Subsidiary outstanding at any time does not exceed the amount set forth with respect to such Subsidiary on
     Schedule 6.04;

          (k) equity investments required to provide the initial capitalization of Wholly Owned Subsidiaries of Horizon created after the Effective Date; provided that each such Wholly Owned Subsidiary shall have executed and delivered to the Agent a


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

     Supplemental Agreement and thereby become a Subsidiary
     Guarantor and Subsidiary Pledgor (and all the terms of such Supplemental Agreement shall have been satisfied); and

          (l)  investments permitted by Section 6.18.

     SECTION 6.05.  MERGERS, CONSOLIDATIONS, DISPOSITIONS AND ACQUISITIONS.
(a) Horizon will not, and will not cause or permit any of the Subsidiaries to, (i) merge into or consolidate with any other person, (ii) permit any other person to merge into or consolidate with it, (iii) sell, transfer, lease or otherwise dispose of any assets (whether now owned or hereafter acquired) or any interest therein, including through the creation of any joint venture, or (iv) issue or sell any Equity Interests of any Subsidiary, except:

          (A) sales in the ordinary course of business consistent with past practice;

          (B) dispositions of obsolete or useless tangible assets in the ordinary course of business;

          (C) dispositions of up to $20,000,000 in aggregate book value (or $5,000,000 in book value for any single asset, including Equity Interests of Subsidiaries) of the assets of Horizon or any of the Subsidiaries, including Equity Interests of Subsidiaries; PROVIDED that (I) the proceeds thereof are not required to be used, and are not used, directly or indirectly, to purchase or otherwise acquire any Subordinated Debt and (II) in any case involving a joint venture, the capital contributions to such joint venture are permitted by Section 6.18; and

          (D) if no Default or Event of Default shall have occurred and be continuing at the time thereof or would occur after giving effect thereto, (I) either Borrower may merge with any of its Wholly Owned Subsidiaries in a transaction in which such Borrower is the surviving corporation and (II) any such Wholly Owned Subsidiary may merge into or consolidate with any other such Wholly Owned Subsidiary in a transaction in which the surviving entity is a Wholly Owned Subsidiary and no person other than a Borrower or any of such Wholly Owned Subsidiaries receives any consideration.

If any person ceases to be a Subsidiary as a result of a disposition permitted under this Section 6.05(a), the Agent shall cancel and release such person's obligations under its Subsidiary Guarantee Agreement and Subsidiary Pledge Agreement.

     (b) Horizon will not, and will not cause or permit any of the Subsidiaries to, purchase, lease or otherwise acquire all or any substantial part of the assets of any person, except for assets to be used by Horizon or any of the Subsidiaries in the same line of business as the Borrowers; PROVIDED that:


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          (i)  no Default or Event of Default has occurred and is
     continuing at the time of any such acquisition or would occur immediately after giving effect thereto (on a pro forma basis as if such acquisition had occurred on the first day of the applicable Reference Period for purposes of
     Section 6.19), and, in the case of any single acquisition for aggregate consideration in excess of $20,000,000, Horizon shall have prepared and furnished to the Agent prior to the consummation of such acquisition pro forma financial statements demonstrating to the satisfaction of the Agent that none of the financial covenants in Section 6.19 will be violated after giving pro forma effect to such proposed acquisition; and

          (ii) except in the case of any acquisition from a Wholly Owned Subsidiary of either Borrower, the aggregate Fair Market Value of the consideration, whether payable upon consummation thereof or in the form of earn-outs, non-competes or other deferred payment arrangements, for such acquisition (including cash, securities, other property and assumption of Indebtedness), plus the costs incurred in acquiring such assets do not exceed the amount equal to 10% of the Stockholders' Equity of Horizon as of the last day of the then most recent full fiscal quarter for which Horizon has delivered its Required Financial Statements to the Agent; PROVIDED that, in any case involving a joint venture, the capital contributions to such joint venture are permitted by Section 6.18.

     SECTION 6.06. DIVIDENDS AND DISTRIBUTIONS. Horizon will not, and will not cause or permit any of the Subsidiaries to, (a) declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any Equity Interests of Horizon or any of the Subsidiaries, (b) directly or indirectly redeem, purchase, retire or otherwise acquire for value, any Equity Interests of Horizon or any of the Subsidiaries or (c) directly or indirectly redeem, purchase, prepay, retire or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness (other than Loans and Subsidiary Intercompany Indebtedness) or set aside any amount for any such purpose; PROVIDED, HOWEVER, that:

          (i) any Subsidiary may declare and pay dividends or make other distributions to Horizon or any Wholly Owned
     Subsidiary of Horizon;

          (ii)  the Borrowers may acquire additional Equity
     Interests in a majority-owned Subsidiary; PROVIDED that such acquisition is permitted by Section 6.04(e);

          (iii) Horizon may give notice of redemption of, offer to repurchase and repurchase the Greenery Convertible Notes; PROVIDED that the aggregate principal amount of the Greenery Convertible Notes so redeemed or purchased does not exceed $26,000,000;

          (iv) Horizon may pay cash dividends to holders of Common Stock during any fiscal year of Horizon in an amount which does not exceed 20% of the Net Income of

     Horizon for its immediately preceding fiscal year; PROVIDED, HOWEVER, that (A) no Default or Event of Default has occurred and is continuing or would occur immediately after giving effect thereto; and (B) no such dividends shall be declared or paid until at least 10 days after receipt by the Agent of the Required Financial Statements for such preceding fiscal year;

          (v) Horizon or Continental may purchase Indebtedness to the extent permitted under Section 6.17(c); and

          (vi) if no Default or Event of Default has occurred and is continuing at the time thereof or would occur immediately after giving effect thereto, any Subsidiary may declare and pay pro rata cash dividends or make other pro rata cash distributions to unrelated third parties holding minority equity interests in such Subsidiaries to the extent contemplated by applicable agreements with such parties (but this clause (vi) shall not permit the repurchase or other acquisition of such interests).

     SECTION 6.07. IMPAIRMENT. (a) Horizon will not, and will not permit any of the Subsidiaries to, take or omit to take any action, which action or omission might or would have the result of materially impairing the security interests in favor of the Agent on behalf of the Secured Parties with respect to the Collateral, and Horizon will not, and will not permit any of the Subsidiaries to, grant to any person (other than the Agent on behalf of the Secured Parties) any interest whatsoever in the Collateral.

     (b) Horizon will not, and will not permit any of the Subsidiaries to, enter into or be party to any agreement that subordinates (i) the payment, performance or collateralization of any obligations owing by any such Subsidiary to either Borrower to (ii) the payment, performance, or collateralization of any other obligations (other than the Obligations).

     (c) Horizon will not, and will not permit any of the Subsidiaries to, enter into any agreement, any term or condition of which would, if complied with by Horizon or such Subsidiary, result in a Default or Event of Default.

     SECTION 6.08. LIMITATION ON RESTRICTIONS ON SUBSIDIARIES. Horizon will not, and will not cause or permit any of the Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on (a) the ability of any Subsidiary to (i) pay dividends or make any other distributions on or in respect of its Equity Interests, or pay any Indebtedness owed to Horizon or any Subsidiary, (ii) make loans or advances to Horizon or any Subsidiary or (iii) transfer any of its properties or assets to Horizon or any Subsidiary or (b) the ability of Horizon and the Subsidiaries to pledge to the Agent any Equity Interests in any Subsidiary formed or acquired after the Effective Date, except for such encumbrances or restrictions existing under or by reason of:

          (i) customary non-assignment provisions in any lease governing a leasehold interest;

          (ii)  this Amended Agreement and the other Loan
     Documents;

          (iii) encumbrances and restrictions existing on the Effective Date, to the extent set forth in Schedule 6.08;
     and

          (iv) encumbrances and restrictions arising after the Effective Date affecting any Subsidiary; PROVIDED that such encumbrances and restrictions are created in connection with a transaction permitted by Section 6.18.

     SECTION 6.09. NO OTHER NEGATIVE PLEDGES. Horizon will not, and will not cause or permit any of the Subsidiaries to, directly or indirectly, enter into any agreement prohibiting the creation or assumption of any Lien upon the properties or assets of Horizon or any of the Subsidiaries, whether now owned or hereafter acquired, or, except as set forth on Schedule 6.09, requiring an obligation to be secured if some other obligation is secured, or prohibiting Horizon or any of the Subsidiaries from selling, leasing, pledging, hypothecating or otherwise disposing of any assets of such persons, except for:

          (a)  this Amended Agreement; and

          (b) any agreement with the holder of any Permitted Senior Indebtedness secured by collateral in accordance with
     Section 6.02(b), to the extent such agreement limits or restricts either Borrower's right to sell, lease, pledge, hypothecate or otherwise dispose of such collateral.

     SECTION 6.10. TRANSACTIONS WITH AFFILIATES. Horizon will not, and will not cause or permit any of the Subsidiaries to, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise enter into any other transactions with, any of its Affiliates, except that so long as no Default or Event of Default shall have occurred and be continuing, Horizon or any of the Subsidiaries may enter into any of the foregoing transactions in the ordinary course of business and pursuant to the reasonable requirements of its business at prices and on terms and conditions that are (a) set forth in writing and (b) as favorable to Horizon or such Subsidiary as would be obtainable at the time in a comparable transaction on an arm's-length basis from an unrelated third party. The provisions of this Section 6.10 shall not prohibit (i) any payment permitted under Section 6.04 or 6.06, (ii) any transaction among Horizon and any of its Wholly Owned Subsidiaries or among such Wholly Owned Subsidiaries or (iii) any transaction expressly permitted by the other provisions of this Amended Agreement or the provisions of any of the other Loan Documents.

     SECTION 6.11. BUSINESS OF HORIZON, CONTINENTAL AND SUBSIDIARIES. Horizon will not, and will not cause or permit any of the Subsidiaries to, change the nature of its business as now conducted in any material respect or engage in any business other than (a) the acquisition, ownership and operation of nursing home properties for long term and subacute care, related therapy and pharmacy operations, laboratory services and other healthcare operations and (b) the CMS Businesses.

     SECTION 6.12. SALES OF RECEIVABLES. Horizon will not, and will not cause or permit any of the Subsidiaries to, sell with recourse, discount or otherwise sell or dispose of its notes or accounts receivable.

     SECTION 6.13. CERTAIN AMENDMENTS. (a) Horizon will not, and will not cause or permit any of the Subsidiaries to, enter into any amendment, modification or waiver in respect of any term or condition of (i) the certificate of incorporation or by-laws of either Borrower or of any Material Contract, other than amendments, modifications and waivers which are not, individually or in the aggregate, in the reasonable judgment of the Agent, adverse in any material respect to the rights or interests of the Lenders, (ii) the articles of incorporation, bylaws, partnership agreement or joint venture agreement of any Subsidiary, if the effect is to prohibit a change in control or pledge of the Equity Interests of such person or (iii) any agreements relating to the Subordinated Debt of either Borrower, including any of the terms or provisions contained in any indenture relating to the subordination of payment of any such Subordinated Debt to the payment of the Obligations, other than the amendments contemplated by Section 4.01(g).

     (b)  Neither Borrower will forgive any Subsidiary
Intercompany Indebtedness.

     (c) Neither Borrower will, nor will it cause or permit any of the Subsidiaries to, amend, modify or waive, or permit the amendment, modification or waiver of, any of the terms or provisions contained in any agreements relating to any Permitted Senior Indebtedness, other than amendments, modifications and waivers which are not, individually or in the aggregate, in the reasonable judgment of the Agent, adverse in any material respect to the rights or interests of the Lenders.

     SECTION 6.14. CHANGES IN GAAP. Horizon will not, and will not cause or permit any of the Subsidiaries to, change its fiscal year without the prior written consent of the Required Lenders or change its method of financial accounting except in accordance with GAAP.

     SECTION 6.15. MATERIAL AGREEMENTS. Horizon will not, and will not cause or permit any of the Subsidiaries to, breach, violate or be in default under any Material Contract and fail to cure such breach, violation or default within any applicable cure period or permit any Major Potential Liability to exist.

     SECTION 6.16. ISSUANCE OF SECURITIES. Horizon will not, and will not cause or permit any of the Subsidiaries to, issue any capital stock, create any new class of stock, or issue any other Equity Interests (including any securities convertible into, or exchangeable for, capital stock); PROVIDED, HOWEVER, that Horizon shall have the right from time to time to issue Equity Interests (other than Disqualified Equity Interests) and create one or more new classes of stock (other than Disqualified Equity Interests).

     SECTION 6.17. SUBORDINATED DEBT. (a) Horizon will not, and will not cause or permit any of the Subsidiaries to, enter into any amendment, modification or waiver in respect of any provision of either Subordinated Note Indenture, or any other document or agreement evidencing or relating to the Subordinated Debt issued thereunder, if such amendment, modification or waiver has the effect of (i) changing the definition of "Senior Indebtedness" or changing the subordination provisions or (ii) otherwise making the covenants and other provisions more onerous or restrictive than those in effect on the Effective Date, after giving effect to the amendments contemplated by Section 4.02(g).

     (b) Continental will not designate any Indebtedness as "Designated Senior Indebtedness," within the meaning of either Subordinated Note Indenture, except Indebtedness of $50,000,000 or more issued by Continental in accordance with the terms hereof in any single transaction (so long as any Indebtedness so designated shall provide that, at least three days prior to delivery of any notice under either Subordinated Note Indenture, the holders of such Designated Indebtedness shall deliver a copy of such notice to the Agent).

     (c) Horizon will not, and will not cause or permit any of the Subsidiaries to, purchase or acquire, or agree to purchase or acquire, any Subordinated Debt of Continental prior to its Stated Maturity, except that from time to time Horizon or Continental may purchase (and agree to purchase) the Subordinated Notes remaining outstanding after consummation of the Tender Offers on the Effective Date upon the following conditions:

          (i) the aggregate amount of cash spent by Horizon or any of the Subsidiaries after the Effective Date to make any purchases of such Subordinated Debt (including principal and premium, if any) shall in no event exceed $40,000,000; and

          (ii) no Default or Event of Default shall have occurred and be continuing at the time thereof or would occur immediately after giving effect thereto.

     SECTION 6.18. JOINT VENTURES. Horizon will not, and will not cause or permit any of the Subsidiaries to, directly or indirectly, enter into or create any joint venture after the Effective Date, whether by disposing of Equity Interests in Subsidiaries to third parties, by contributing cash or property in exchange for the receipt of Equity Interests, or otherwise, except for transactions in which the aggregate book value of all capital contributions (including cash, property, Equity Interests retained and all other consideration contributed to capital) made, directly or indirectly, by Horizon and the Subsidiaries is no more than $30,000,000.

     SECTION 6.19.  FINANCIAL COVENANTS.  Horizon will not:

          (a)  STOCKHOLDERS' EQUITY.  Permit the Stockholders'
     Equity of Horizon as of the last day of any fiscal quarter of Horizon to be less than the "MINIMUM COMPLIANCE LEVEL".
     The Minimum Compliance Level on the Effective Date shall not be less than $640,000,000, and shall be increased as of the last day of each fiscal quarter of Horizon ending after the Effective Date by an amount equal to the sum of (i) 75% of Net Income (if positive) for such fiscal quarter, (ii) the aggregate Net Proceeds received from the issue or sale by Horizon of Equity Interests subsequent to the Effective
     Date, (iii) the amount by which Indebtedness is reduced on the balance sheet of Horizon and its Consolidated Subsidiaries upon the conversion or exchange subsequent to the Effective Date of any Indebtedness convertible into or exchangeable for Equity Interests and (iv) the amount of Stockholders' Equity of any person acquired after the Effective Date in a pooling of interests transaction. The foregoing increases in the Minimum Compliance Level shall be fully cumulative and no reduction in the Minimum Compliance
     Level shall be made to reflect negative Net Income for any period.

          (b) FIXED CHARGE COVERAGE RATIO. Permit the Fixed Charge Coverage Ratio of Horizon as of the last day of any fiscal quarter of Horizon ending during any fiscal year referred to in the chart below to be less than the ratio set forth in the chart below for such fiscal quarter in such fiscal year.


   Fiscal Year   1st Quarter   2nd Quarter   3rd Quarter   4th Quarter
----------------------------------------------------------------------
     1996         1.50:1.00     1.50:1.00     1.50:1.00     1.50:1.00
----------------------------------------------------------------------
     1997         1.50:1.00     1.50:1.00     1.50:1.00     1.75:1.00
----------------------------------------------------------------------
     1998         1.75:1.00     1.75:1.00     1.75:1.00     1.75:1.00
----------------------------------------------------------------------
     1999         1.75:1.00     1.75:1.00     1.75:1.00     1.75:1.00
----------------------------------------------------------------------
     2000         1.75:1.00     1.75:1.00     1.75:1.00     1.75:1.00
     and
  thereafter
----------------------------------------------------------------------

          (c) LEVERAGE RATIO. Permit the Leverage Ratio of Horizon as of the last day of any fiscal quarter of Horizon ending during any fiscal year referred to in the chart below to be greater than the ratio set forth in the chart below for such fiscal quarter in such fiscal year.


   Fiscal Year   1st Quarter   2nd Quarter   3rd Quarter   4th Quarter
----------------------------------------------------------------------
     1996         0.75:1.00     0.75:1.00     0.75:1.00     0.75:1.00
----------------------------------------------------------------------
     1997         0.75:1.00     0.75:1.00     0.75:1.00     0.70:1.00
----------------------------------------------------------------------
     1998         0.70:1.00     0.70:1.00     0.70:1.00     0.65:1.00
----------------------------------------------------------------------
     1999         0.65:1.00     0.65:1.00     0.65:1.00     0.60:1.00
----------------------------------------------------------------------
     2000         0.60:1.00     0.60:1.00     0.60:1.00     0.60:1.00
     and
  thereafter
----------------------------------------------------------------------

          (d) DEBT/EBITDAR RATIO. Permit the Debt/EBITDAR Ratio of Horizon as of the last day of any fiscal quarter of Horizon ending during any fiscal year referred to in the chart below to be greater than the ratio set forth in the chart below for such fiscal quarter in such fiscal year.


   Fiscal Year   1st Quarter   2nd Quarter   3rd Quarter   4th Quarter
----------------------------------------------------------------------
     1996         5.50:1.00     5.50:1.00     5.50:1.00     5.00:1.00
----------------------------------------------------------------------
     1997         5.00:1.00     5.00:1.00     5.00:1.00     4.50:1.00
----------------------------------------------------------------------
     1998         4.50:1.00     4.50:1.00     4.50:1.00     4.50:1.00
----------------------------------------------------------------------
     1999         4.50:1.00     4.50:1.00     4.50:1.00     4.00:1.00
----------------------------------------------------------------------
     2000         4.00:1.00     4.00:1.00     4.00:1.00     4.00:1.00
     and
 thereafter
----------------------------------------------------------------------


                           ARTICLE VII

                        EVENTS OF DEFAULT

          In case of the happening of any of the following events
("EVENTS OF DEFAULT"):

          (a) default shall be made by either Borrower in the payment of any principal of any Loan or any reimbursement obligation in respect of a Letter of Credit when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (b) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

          (c) default shall be made in the due observance or performance by Horizon or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05, 5.08, 5.09, 5.10 or in Article VI;

          (d) default shall be made in the due observance or performance by Horizon or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (c) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Agent or any Lender to such Borrower;

          (e) any representation or warranty made or deemed made in or in connection with any Loan Document or the extensions of credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (f) Horizon or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $500,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, with or without the giving of notice, the lapse of time or both, such Indebtedness to become due prior to its stated maturity;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Horizon or any Subsidiary, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Horizon or any Subsidiary, or for a substantial part of its property or assets, or (iii) the winding-up or liquidation of Horizon or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) Horizon or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law,
     (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (g) above,
     (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such party or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

          (i) one or more judgments or orders for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against Horizon or any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Horizon or any Subsidiary to enforce any such judgment;

          (j) (i) any person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan, or any Lien shall arise on the assets of Horizon or any Commonly Controlled Entity in favor of the PBGC or a Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA (excluding any termination of a Single Employer Plan pursuant to Section 4041(b) of ERISA) or (v) Horizon or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the termination, reorganization or insolvency of (within the meaning of such terms as used in ERISA), a Multiemployer Plan; and, in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to involve possible taxes, penalties, and other liabilities of Horizon or any Subsidiary in an aggregate amount in excess of $1,000,000 (or in the case of clause (v) above, $500,000 per annum); or any other event or condition shall occur or exist with respect to a Plan and such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

          (k) any Lien purported to be created by any Pledge Agreement shall cease to be, or shall for any reason be asserted by Horizon or any Subsidiary not to be, a valid, perfected, first priority Lien on the Collateral covered thereby, other than as a result of an act or omission of the Agent or any Lender;

          (l) any Loan Document shall be declared by any Governmental Authority to be invalid or unenforceable in whole or in part in any material respect or shall for any reason not be, or shall be asserted by Horizon or any Subsidiary not to be, in full force and effect and enforceable in accordance with its terms;

          (m) any Material Contract or other material agreement binding on Horizon or any Subsidiary shall be declared by any Governmental Authority to be invalid or unenforceable in whole or in part in any material respect or shall for any other reason not be, or shall be asserted by Horizon or any Subsidiary not to be, in full force and effect and enforceable in accordance with its terms or shall be in default and such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

          (n) any License shall lapse, terminate, or be suspended and such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

          (o) either (i) Horizon or any Subsidiary shall be liable, whether directly, indirectly through required indemnification of any person, or otherwise, for the costs of investigation and/or remediation of any Hazardous Material originating from or affecting any property or properties, whether or not owned, leased or operated by Horizon or any Subsidiary, which liability, together with all other such liabilities, could reasonably be expected to have a Material Adverse Effect or (ii) any Federal, state, regional, local or other Governmental Authority shall commence or materially escalate an investigation concerning any matter or take any other action of any kind that, together with all other such actions, could reasonably be expected to have a Material Adverse Effect;

          (p) Horizon or any Subsidiary shall, without the prior written consent of the Required Lenders, (i) take any affirmative or voluntary action to grant or suffer to exist any mortgage, pledge, security interest, encumbrance, or other Lien securing any Subordinated Debt upon any of its properties or assets, (ii) grant any guarantee of the payment or performance of any Subordinated Debt or any obligation relating thereto, (iii) prepay, redeem, purchase or acquire (except as permitted by Section 6.06 or 6.17), defease, or otherwise satisfy any Subordinated Debt (or defease any covenants in respect of any Subordinated Debt) prior to its scheduled payment date or maturity, or (iv) agree with any holder of Subordinated Debt to prepay, redeem, purchase or acquire (except as permitted by Section
     6.06 or 6.17), defease, or otherwise satisfy any Subordinated Debt (or defease any covenants in respect of any Subordinated Debt) prior to its scheduled payment date or maturity;

          (q) (i) any Obligations of Continental for money borrowed by Continental shall fail to constitute "Senior Indebtedness" under either Subordinated Note Indenture or
     (ii) Horizon or any Subsidiary shall take any action inconsistent with the status of such Obligations of Continental as "Senior Indebtedness" under the Subordinated
     Note Indentures; or

          (r)  any Change in Control shall occur;

then, and in every such event, and at any time thereafter during the continuance of such event, the Agent, with the consent of the Required Lenders, may, and at the request of the Required
Lenders, shall, take one or more of the following actions, at the same or different times: (i) by notice to the Borrowers terminate the Commitments and they shall immediately terminate; (ii) by notice to the Borrowers declare the Loans then outstanding to be forthwith due and payable (in whole or, in the sole discretion of the Required Lenders, from time to time in part), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued
Fees and all other liabilities of the Borrowers accrued hereunder or under any other Loan Document, shall thereupon become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers to the fullest extent permitted under applicable law, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require cash collateral as contemplated by Section 2.20(k) in an amount not exceeding the Letter of Credit Exposure; (iv) exercise any remedies available under the Guarantee Agreements, the Pledge Agreements or otherwise; or (v) any combination of the foregoing; PROVIDED that in the case of (A) any of the Events of Default with respect to a Borrower described in paragraph (g) or
(h) above and (B) the Event of Default specified in paragraph (r) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder or under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers to the fullest extent permitted under applicable law, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                               ARTICLE VIII

                        THE AGENT AND ISSUING BANK

     SECTION 8.01. APPOINTMENT AND AUTHORIZATION. (a) Each of the Lenders, and each subsequent holder of any Note by its acceptance thereof, hereby irrevocably appoints and authorizes the Agent and the Issuing Bank to take such actions as agent on behalf of such Lender or holder and to exercise such powers as are specifically delegated to the Agent or the Issuing Bank, as the case may be, by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

     (b) The Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, and hereby agrees (in the case of clause (ii) below, at the direction of the Required Lenders), (i) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its pro rata portion, as determined under Section 2.15, of each payment so received; (ii) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Amended Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder; and (iii) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrowers (including all amendments, waivers and consents entered into) pursuant to this Amended Agreement as received by the Agent.

     SECTION 8.02. LIABILITY OF AGENT. Neither the Agent, the Issuing Bank, nor any of their respective directors, officers, employees or agents, shall be liable as such for any action taken or omitted to be taken by any of them, except for such party's own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by Horizon or any Subsidiary


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of any of the terms, conditions, covenants or agreements contained in any
Loan Document. Neither the Agent nor the Issuing Bank shall be responsible to the Lenders or the holders of the Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Amended Agreement, the Notes or any other Loan Documents or other instruments or agreements. Each of the Agent and the Issuing Bank may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with Section 9.04. Each of the Agent and the Issuing Bank shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Note. Each of the Agent and the Required Lenders shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. To the fullest extent permitted under applicable law, neither the Agent, the Issuing Bank nor any of their respective directors, officers, employees or agents, shall have any responsibility to either Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or Horizon or any Subsidiary of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agent and the Issuing Bank may execute any and all duties hereunder by or through agents or employees, shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters arising hereunder and, to the fullest extent permitted under applicable law, shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

     SECTION 8.03. ACTION BY AGENT. The Lenders hereby acknowledge that neither the Agent nor the Issuing Bank shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Amended Agreement unless it shall be requested in writing to do so by the Required Lenders. The obligations of the Agent and the Issuing Bank under the Loan Documents are only those expressly set forth herein and therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VII.

     SECTION 8.04. SUCCESSOR AGENTS. Subject to the appointment and acceptance of a successor as provided below, each of the Agent and the Issuing Bank (except, in the case of the Issuing Bank, in respect of Letters of Credit issued by it) may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, subject (so long as no Event of Default shall have occurred and be continuing) to the prior written consent of the Borrowers, to appoint a successor. If a successor shall not have been so appointed by the Required Lenders, or shall not have accepted such appointment, within 30 days after the retiring Agent or Issuing Bank, as the case may be, gives notice of its resignation, then the retiring Agent or Issuing Bank, as the case


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may be, may, on behalf of the Lenders, appoint a successor, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as the Agent or Issuing Bank, as the case may be, hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Issuing Bank and the retiring Agent or Issuing Bank shall be discharged from its duties and obligations hereunder. After the resignation of the Agent or Issuing Bank, as the case may be, hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent or Issuing Bank.

     SECTION 8.05. AGENT AND AFFILIATE. With respect to the Loans made by it hereunder, the Letters of Credit issued by it hereunder and the Notes issued to it, each of the Agent and the Issuing Bank in its individual capacity and not as the Agent or Issuing Bank shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Agent or Issuing Bank. Each of the Agent and the Issuing Bank (and its Affiliates) may accept deposits from, lend money to and generally engage in any kind of business and transactions with Horizon or any Subsidiary or other Affiliate thereof as if it were not the Agent or Issuing Bank (or such Affiliate thereof).

     SECTION 8.06. INDEMNIFICATION. Each Lender agrees (a) to reimburse each of the Agent and the Issuing Bank, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Agent or the Issuing Bank, as the case may be, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by Horizon or any Subsidiary, and (b) to indemnify and hold harmless each of the Agent, the Issuing Bank and any of their respective directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or the Issuing Bank or any of them in any way relating to or arising out of this Amended Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Amended Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by Horizon or any Subsidiary; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent, the Issuing Bank or any of their respective directors, officers, employees or agents.

     SECTION 8.07. CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amended Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Issuing Bank or any other Lender and based on such documents and information as it shall from time to time deem


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appropriate, continue to make its own decisions in taking or not taking action under or based upon this Amended Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                                ARTICLE IX

                               MISCELLANEOUS

     SECTION 9.01. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy as follows:

          (a)  if to Horizon or Continental, to it at 6001 Indian
     School Road, NE, Suite 530, Albuquerque, New Mexico 87110,
     Attention:  General Counsel (Telecopy No. (505) 881-5097);

          (b) if to the Agent or the Issuing Bank, to it at 901 Main Street, 13th Floor, Dallas, Texas 75202, Attention:
     Agency Services (Telecopy No. (214) 508-2118) with copies to
     (i) Guillermo Borda, Vice President, at the foregoing address and (ii) Fennebresque, Clark, Swindell & Hay, at NationsBank Corporate Center, 100 North Tryon Street, Suite 2900, Charlotte, North Carolina 28202-4011, Attention of Andrew C. Karp (Telecopy No. (704) 347-3838);

          (c) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.02 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto; and

          (d) if to Sunwest Bank of Albuquerque, N.A., as the issuer of the Sunwest Letters of Credit, to it at its address (or telecopy number) set forth on its signature page hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Amended Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

     SECTION 9.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by either Borrower herein or in the certificates or other instruments prepared or delivered in connection with or pursuant to this Amended Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders, the Agent and the Issuing Bank and shall survive the making by the Lenders of the Loans, the execution and delivery to the Lenders of the Notes evidencing such Loans, and the issuance of the Letters of


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Credit, regardless of any investigation made by the Lenders, the Agent or the
Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan, any Fee, any Letter of Credit Disbursement or any other amount payable under this Amended Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.

     SECTION 9.03. BINDING EFFECT. This Amended Agreement shall become effective on the Effective Date.

     SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) Subject to Section 9.04(i), whenever in this Amended Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises and agreements by or on behalf of either Borrower, the Agent, the Issuing Bank or the Lenders that are contained in this Amended Agreement shall bind and inure to the benefit of their respective successors and assigns.

     (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Amended Agreement (including all or a portion of its Commitment, the Loans at the time owing to it, the Notes held by it and the participations in Letters of Credit held by it); PROVIDED, HOWEVER, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, the assigning Lender shall have obtained the prior written consent to such assignment of the Borrowers and the Agent (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the sum of (A) the principal amount of the outstanding Loans subject to each such assignment and
(B) the unused amount of the Commitment of the assigning Lender subject to such assignment (in each case determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than the lesser of (I) $10,000,000 and (II) the entire remaining amount of the outstanding Loans and unused Commitment of such Lender, (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $2,500 and (iv) the assignee, if it shall not be a Lender or an Affiliate thereof, shall deliver to the Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to Section 9.04(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (unless the Agent shall otherwise agree), (A) the assignee (including a Replacement Lender) thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Amended Agreement and (B) the assigning Lender (including a Dissenting Lender) thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Amended Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Amended Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.14,
2.18 and 9.05, as well as to any interest and Fees accrued for its account and not yet paid).


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     (c)  By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim;
(ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Amended Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Amended Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Horizon or any Subsidiary or the performance or observance by Horizon or any Subsidiary of any of its obligations under this Amended Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of the Loan Documents, together with copies of the most recent Required Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agent, the Issuing Bank, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Amended Agreement; (vi) such assignee appoints and authorizes each of the Agent and the Issuing Bank to exercise such powers under this Amended Agreement as are delegated to such party by the terms hereof, together with such powers as are reasonably incidental hereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Amended Agreement are required to be performed by it as a Lender.

     (d) The Agent shall maintain at one of its offices in Dallas, Texas, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Amended Agreement. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with the Note or Notes subject to such assignment, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder or shall be an Affiliate of a Lender), the processing and recordation fee referred to in Section 9.04(b) and, if required, the written consent of each Borrower to such assignment and, if required, upon granting its own consent to such assignment, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the


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information contained therein in the Register and (iii) give prompt notice thereof to the Issuing Bank and the Lenders. Within five Business Days after receipt of notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note payable to the order of such assignee in a principal amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a portion of the Commitment, a new Note payable to the order of such assigning Lender in a principal amount equal to the remaining portion of the Commitment retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note; such new Note or Notes shall be dated the date of the surrendered Note which it replaces and shall otherwise be in substantially the form of Exhibit A hereto. Cancelled Notes shall be returned to the Borrowers.

     (f) Each Lender may sell participations in all or a portion of its interests, rights and obligations under this Amended Agreement (including all or a portion of its Commitment, the Loans owing to it, the Notes held by it and the participations in Letters of Credit held by it) to one or more participants; PROVIDED, HOWEVER, that (i) such Lender's obligations under this Amended Agreement shall remain unchanged and such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (ii) except in the case of a participation to a Lender or an Affiliate of a Lender, such Lender shall have obtained the prior written consent to such participation of the Borrowers and the Agent (which consent shall not be unreasonably withheld), (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12, 2.14 and 2.18 to the same extent as if they were Lenders and (iv) the Borrowers, the Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's interests, rights and obligations under this Amended Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans and to approve any amendment, modification or waiver of any provision of this Amended Agreement (other than amendments, modifications or waivers decreasing the principal amount of any Loan, extending the Maturity Date, extending any date for the payment of any interest on any Loan or any Fees, waiving or excusing any such payment or any part thereof, decreasing the rate of interest on any Loan, changing or extending any Commitment or decreasing any Fees, reducing the amount of or postponing the date fixed for any reimbursement of a Letter of Credit Disbursement or, except in connection with a disposition approved by the Required Lenders, permitting the release or sharing of any Collateral under any Pledge Agreement or permitting the release of any guarantor from a Guarantee Agreement or increasing the aggregate Commitments of the Lenders). An Approved Extension shall not be deemed an amendment, modification or waiver of any provision of this Amended Agreement for purposes of the foregoing.

     (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to Horizon or any of the Subsidiaries furnished to such Lender by or on behalf of Horizon or any of the Subsidiaries; PROVIDED that, prior to any such disclosure of information designated by Horizon


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as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information.

     (h) Any Lender may at any time assign all or any portion of its rights under this Amended Agreement and the Notes issued to it to a Federal Reserve Bank; PROVIDED that no such assignment shall release a Lender from any of its obligations hereunder.

     (i) Neither Borrower shall assign or delegate any of its rights or duties hereunder or any interest herein (whether voluntarily, by operation of law or otherwise). Any purported assignment or delegation in violation of the foregoing shall be void.

     SECTION 9.05. EXPENSES; INDEMNITY. (a) The Borrowers agree to pay (whether or not the transactions contemplated hereby shall be consummated) all reasonable out-of-pocket costs and expenses incurred by the Agent or the Issuing Bank in connection with the preparation, execution and delivery of this Amended Agreement and the other Loan Documents, the syndication or closing of the Facility, the administration of the Facility or any amendment, modification or waiver of the provisions hereof or thereof or incurred by the Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of the rights of the Agent, the Issuing Bank and the Lenders under this Amended Agreement and the other Loan Documents or in connection with the Loans made under the Facility, the Notes issued under the Facility or the Letters of Credit issued under the Facility, including the reasonable fees, charges and disbursements of (i) Fennebresque, Clark, Swindell & Hay, counsel for the Agent, (ii) any third party consultants retained to assist the Agent in analyzing any due diligence issues with respect to the Borrowers and (iii) in connection with any such enforcement or protection, any other counsel for the Agent, the Issuing Bank or any Lender (including the non-duplicative allocated fees and expenses of any in-house staff counsel).

     (b) To the fullest extent permitted under applicable law, the Borrowers agree to indemnify each of the Agent, the Issuing Bank, the Lenders, the Affiliates of the Agent, the Issuing Bank or the Lenders, and their respective directors, officers, employees, agents and Controlling persons (each, an "INDEMNIFIED PARTY") from and against any and all losses, claims (whether valid or not), damages and liabilities, joint or several, to which such Indemnified Party may become subject, related to or arising out of
(i) the Tender Offers or the Facility, (ii) the execution or delivery of this Amended Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations, hereunder or thereunder or the consummation of the Tender Offers and the other transactions contemplated hereby or thereby, (iii) the use of the Letters of Credit or the proceeds of the Loans under the Facility or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Party is a party thereto. The Borrowers further agree to reimburse each Indemnified Party for all expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom. Notwithstanding the foregoing, the obligation to indemnify any Indemnified Party under this Section 9.05(b) shall


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not apply in respect of any loss, claim, damage or liability to the extent that a court of competent jurisdiction shall have determined by final and nonappealable judgment that such loss, claim, damage or liability resulted from such Indemnified Party's willful malfeasance or gross negligence.

     (c) To the fullest extent permitted under applicable law, the Borrowers agree to indemnify each of the Agent, the Issuing Bank, the Lenders and the other Indemnified Parties from and against any and all losses, claims (whether valid or not), damages and liabilities, joint or several, to which such Indemnified Party may become subject, related to or arising out of (i) any Federal, state, local or other statute, ordinance, order, judgment, ruling or regulation relating to environmental pollution, regulation or control affecting Horizon, any of the Subsidiaries or its properties or assets, (ii) any Hazardous Materials managed by Horizon or any of the Subsidiaries, (iii) any event, condition or circumstance involving environmental pollution, regulation or control affecting Horizon or any of the Subsidiaries or its properties or assets or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Party is a party thereto. The Borrowers further agree to reimburse each Indemnified Party for all expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom. Notwithstanding the foregoing, the obligation to indemnify any Indemnified Party under this
Section 9.05(c) shall not apply in respect of any loss, claim, damage or liability to the extent that a court of competent jurisdiction shall have determined by final and nonappealable judgment that such loss, claim, damage or liability resulted from (A) such Indemnified Party's willful malfeasance or gross negligence or (B) a Hazardous Material introduced to a property of either Borrower or the Subsidiaries after the Agent or any Lender has taken possession thereof, whether by foreclosure or otherwise.

     (d) In the event that the foregoing indemnity of the Borrowers is unavailable or insufficient to hold an Indemnified Party harmless, then, to the fullest extent permitted under applicable law, the Borrowers will contribute to amounts paid or payable by such Indemnified Party in respect of such Indemnified Party's losses, claims, damages or liabilities in such proportions as appropriately reflect the relative benefits received by and fault of the Borrowers and such Indemnified Party in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations.

     (e) If any action, proceeding or investigation is commenced, as to which any Indemnified Party proposes to demand such indemnification, it shall notify the Borrowers with reasonable promptness; PROVIDED, HOWEVER, that any failure by such Indemnified Party to notify the Borrowers shall not relieve the Borrowers from their obligations hereunder except to the extent the Borrowers are prejudiced thereby. The Borrowers shall be entitled to assume the defense of any such action, proceeding or investigation, including the employment of counsel and the payment of all fees and expenses. Each Indemnified Party shall have the right to employ separate counsel in connection with any such action, proceeding or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be paid by such Indemnified Party, unless (i) the Borrowers have failed to assume the defense and employ


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counsel as provided herein, (ii) the Borrowers have agreed in writing to pay such fees and expenses of separate counsel or (iii) an action, proceeding or investigation has been commenced against such Indemnified Party and the Borrowers and representation of both the Borrowers and such Indemnified Party by the same counsel would be inappropriate because of actual or potential conflicts of interest between the parties (in the case of any Agent or Lender, the existence of any such actual or potential conflict of interest to be determined by such party, taking into account, among other things, any relevant regulatory concerns). In the case of any circumstance described in clause (i), (ii) or (iii) of the immediately preceding sentence, the Borrowers shall be responsible for the reasonable fees and expenses of such separate counsel; PROVIDED, HOWEVER, that in any event the Borrowers shall not be required to pay the fees and expenses of more than one separate counsel (plus appropriate local counsel under the direction of such separate counsel) for all Indemnified Parties. The Borrowers shall be liable only for settlement of any claim against an Indemnified Party made with the Borrowers' written consent.

     (f) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Amended Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Amended Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

     SECTION 9.06. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted under law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of either Borrower against any of and all the obligations of the Borrowers now or hereafter existing under this Amended Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Amended Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section
9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 9.07. APPLICABLE LAW. THIS AMENDED AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA MAY APPLY.

     SECTION 9.08. WAIVERS; AMENDMENT. (a) To the fullest extent permitted under applicable law, no failure or delay of the Agent, the Issuing Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. To the fullest extent permitted under applicable law, the rights and remedies of the Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. To the fullest extent permitted under applicable law, no waiver of any provision of this Amended Agreement or any other Loan Document or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by Section 9.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

     (b) None of this Amended Agreement, the other Loan Documents nor any provision hereof or thereof may be waived, amended or modified, except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; PROVIDED, HOWEVER, that no such waiver, amendment or modification shall (i) decrease the principal amount of any Loan, extend the Maturity Date, extend any date for the payment of any interest on any Loan or any Fees, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each holder of a Note affected thereby, (ii) change or extend the Commitment or decrease the Fees of any Lender without the prior written consent of such Lender, (iii) reduce the amount of or postpone the date fixed for any reimbursement of a Letter of Credit Disbursement without the prior written consent of each Lender affected thereby, (iv) except in connection with a disposition approved by the Required Lenders, permit the release, transfer or sharing of any Collateral under any Pledge Agreement or permit the release of any guarantor from any Guarantee Agreement without the prior written consent of each Lender, (v) increase the aggregate Commitments of the Lenders without the prior written consent of each Lender or (vi) amend or modify the provisions of Section 2.14, 2.15 or 2.16, the provisions of
Section 9.04(i), the provisions of this Section 9.08 or the definitions of "Required Lenders" or "Consenting Lenders" or otherwise change the percentage of the Commitments, the percentage of the aggregate unpaid principal amount of the Notes or the number of Lenders which shall be required for the Lenders or any of them to take any action under any provision of this Amended Agreement or any other Loan Document, without the prior written consent of each Lender; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent or Issuing Bank hereunder without the prior written consent of the Agent or the Issuing Bank, as applicable. An Approved Extension shall not be deemed an amendment, modification or waiver of any provision of this Amended Agreement for purposes of the foregoing. Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section 9.08 regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section 9.08 shall bind any person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

     SECTION 9.09.  INTEREST RATE LIMITATION.  It is the
intention of the parties hereto to comply with applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Amended Agreement, the Notes, the other Loan Documents or in any of the documents securing payment thereof or otherwise relating thereto, in no event shall the aggregate of any consideration that constitutes interest under law applicable to each Lender that is contracted for, taken, reserved, charged or received under this Amended Agreement, the Notes, the other Loan Documents or under any of the aforesaid agreements exceed the maximum amount allowed by such applicable law. If any such excess of interest contracted for, charged or received under this Amended Agreement, the Notes, the other Loan Documents or under the terms of any of the documents securing payment thereof or otherwise relating thereto, or if the maturity of the indebtedness evidenced by the Notes is accelerated in whole or in part, or in the event that all or part of the principal of or interest on the Notes shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Amended Agreement, the Notes, the other Loan Documents or under any of the documents securing payment thereof or otherwise relating thereto on the amount of principal actually outstanding from time to time under the Notes shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event (i) the provisions of this Section 9.09 shall govern and control, (ii) neither Horizon, Continental, or any other Subsidiary nor any other person now or hereafter liable under this Amended Agreement or the other Loan Documents for the payment of the Notes shall be obligated to pay in excess of the maximum amount of interest permitted to be contracted for by, charged to or received from the person obligated thereon under applicable usury laws, (iii) any such excess shall be applied as a credit against the then unpaid principal amount of the Notes or refunded to the person paying the same, at the holder's option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest permitted under applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Amended Agreement, the Notes, the other Loan Documents or under such other documents or instruments which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest shall be made, to the extent permitted by applicable usury laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced by the Notes, all interest at any time contracted for, charged or received from either Borrower or otherwise by the holder or holders thereof in connection with the Notes, the other
Loan Documents or this Amended Agreement.

     SECTION 9.10. ENTIRE AGREEMENT. (a) This Amended Agreement, the other Loan Documents and the Fee Letter constitute the entire contract among the parties relative to the subject matter hereof and thereof. Any agreement previously entered into among the parties with respect to the subject matter hereof and thereof is superseded by this Amended Agreement, the other Loan Documents and the Fee Letter. Nothing in this Amended Agreement, the other Loan Documents or the Fee Letter, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto and the other Secured Parties, any rights, remedies, obligations or liabilities under or by reason of this Amended Agreement, the other Loan Documents or the Fee Letters.

     (b)  THIS WRITTEN AGREEMENT, THE NOTES, THE OTHER LOAN
DOCUMENTS, AND THE INSTRUMENTS AND DOCUMENTS EXECUTED IN

CONNECTION HEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     SECTION 9.11. SEVERABILITY. To the fullest extent permitted under applicable law, in the event any one or more of the provisions contained in this Amended Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. To the fullest extent permitted under applicable law, the parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 9.12. COUNTERPARTS. This Amended Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

     SECTION 9.13. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Amended Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Amended Agreement.

     SECTION 9.14.  JURISDICTION; CONSENT TO SERVICE OF PROCESS.
(a) To the fullest extent permitted under applicable law, each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York, New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amended Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted under law, in such Federal court. To the fullest extent permitted under applicable law, each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amended Agreement shall affect any right that the Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amended Agreement or the other Loan Documents against either Borrower or its properties in the courts of any jurisdiction.

     (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amended Agreement or the other Loan Documents in any New York State court or Federal court of the United States of America sitting in New York, New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted under law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) To the fullest extent permitted under applicable law, each party to this Amended Agreement irrevocably consents to service of process in the manner provided for notices in
Section 9.01. Nothing in this Amended Agreement will affect the right of any party to this Amended Agreement to serve process in any other manner permitted under law.

     SECTION 9.15. JOINT AND SEVERAL LIABILITY. (a) All obligations of the Borrowers hereunder are joint and several in each and every particular. The obligations of the Borrowers under this Amended Agreement are independent of each other, and a separate action or actions may be brought and prosecuted against either Borrower to enforce this Amended Agreement, irrespective of whether any action is brought against the other Borrower or whether the other Borrower is joined in any such action or actions. All obligations of each Borrower hereunder are primary obligations concerning which such Borrower is the principal obligor.

     (b) To the fullest extent permitted under applicable law, each Borrower hereby waives marshalling of assets and liabilities and sale in inverse order of alienation and waives presentment to, demand of payment from and protest to the other Borrower or any Subsidiary Guarantor of any of the Obligations or any of the Guaranteed Obligations (as defined in each of the Guarantee Agreements), and also waives promptness, diligence, notice of acceptance hereunder, any other notice with respect to any of the Obligations and this Agreement and any requirement that the Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property subject thereto. Each Borrower further waives to the fullest extent permitted under applicable law any right to require that resort be had by the Agent or any other Secured Party to any security held for payment of the Obligations or the Guaranteed Obligations or to any balance of any deposit, account or credit on the books of the Agent or any other Secured Party in favor of the other Borrower or any other person. Each Borrower hereby waives and releases any and all rights of contribution from the other Borrower or any Subsidiary Guarantor for payment of the Obligations or the Guaranteed Obligations, as applicable, to the fullest extent permitted under applicable law. Each Borrower hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that such Borrower's obligations under this Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including rights to notice) which such Borrower might otherwise have as a result of or in connection with any of the following:

          (i) any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Obligations or the Guaranteed Obligations or any instrument executed in connection therewith, or any contract or understanding with either Borrower, the Agent, the other Secured Parties, or any of them, or any Subsidiary Guarantor, pertaining to the Obligations or the Guaranteed Obligations;

          (ii) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Agent or any other Secured Party to either Borrower, any

     Subsidiary Guarantor or any other person liable on the Obligations or the Guaranteed Obligations; or the failure of the Agent or any other Secured Party to assert any claim or demand or to exercise any right or remedy against either Borrower, any Subsidiary Guarantor under the provisions of any Loan
     Document or otherwise; or any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document, any guarantee or any other agreement;

          (iii) the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of either Borrower, any Subsidiary Guarantor or any other person at any time liable for the payment of all or part of the Obligations or the Guaranteed Obligations; or any dissolution of either Borrower, any Subsidiary Guarantor, or any change, restructuring or termination of the corporate structure or existence of either Borrower or any Subsidiary Guarantor, or any sale, lease or transfer of any or all of the assets of either Borrower or any Subsidiary Guarantor, or any change in the shareholders, partners, or members of either Borrower or any Subsidiary Guarantor; or any default, failure or delay, willful or otherwise, in the performance of the Obligations or the Guaranteed Obligations;

          (iv) the invalidity, illegality or unenforceability of all or any part of the Obligations or the Guaranteed Obligations, or any document or agreement executed in connection with the Obligations or the Guaranteed Obligations, for any reason whatsoever, including the fact that the Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Obligations or any part thereof is ULTRA VIRES, the officers or representatives executing the documents or otherwise creating the Obligations or the Guaranteed Obligations acted in excess of their authority, the Obligations violate applicable usury laws, either Borrower or any Subsidiary Guarantor has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Obligations or the Guaranteed Obligations, as applicable, wholly or partially uncollectible from all or any of them, the creation, performance or repayment of the Obligations or the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Obligations or the Guaranteed Obligations or executed in connection with the Obligations or the Guaranteed Obligations or given to secure the repayment of the Obligations or the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the documents or instruments pertaining to the Obligations or the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;

          (v) any full or partial release of the liability of either Borrower on the Obligations or any part thereof, of any Subsidiary Guarantor now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by each Borrower that such Borrower may be required to pay the Obligations in full without assistance or support of any other person, and such Borrower has not been induced to enter into this Agreement on the basis of a contemplation, belief, understanding or agreement that other parties other than such Borrower will be liable to perform the Obligations, or the Secured Parties will look to other parties to perform the Obligations;

          (vi) any demand for or acceleration of any payment by either Borrower to the Agent or any other Secured Party being stayed under Title 11 of the United States Code or any similar Federal or state law or any payment by either Borrower to the Agent or any other Secured Party being held to constitute a preference under Title 11 of the United States Code or any similar Federal or state law, or for any reason the Agent or any other Secured Party being required to refund such payment or pay such amount to such Borrower or someone else;

          (vii) any other circumstance (including any statute of limitations) that might in any manner or to any extent otherwise constitute a defense available to, vary the risk of, or operate as a discharge of either Borrower or any Subsidiary Guarantor as a matter of law or equity.

All waivers of each Borrower herein contained shall be without prejudice to the Agent at its option to proceed against either Borrower, any Subsidiary Guarantor or any other person, whether by separate action or by joinder. Without limiting the generality of the foregoing and to the fullest extent permitted under applicable law, each Borrower expressly waives each and every right to which it may be entitled by virtue of the suretyship law of the State of New York.





                 [remainder of page left blank]

     IN WITNESS WHEREOF, the Borrowers, the Agent, the Issuing
Bank, the Existing Issuing Bank, and the Lenders have caused this Amended Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              HORIZON/CMS HEALTHCARE
                              CORPORATION, as a Borrower

                              by       //s//
                                ---------------------------------------------
                              Name:     Ernest A. Schofield
                              Title:    Senior Vice President


                              CONTINENTAL MEDICAL SYSTEMS, INC.,
                              as a Borrower

                              by       //s//
                                ---------------------------------------------
                              Name:    Ernest A. Schofield
                              Title:   Senior Vice President


                              NATIONSBANK OF TEXAS, N.A.,
                              as Agent, as Issuing Bank and as a Lender

                              by       //s//
                                ---------------------------------------------
                              Name:     Guillermo Borda
                              Title:    Vice President


                              BANK OF AMERICA NT & SA,
                              as Managing Agent and as a Lender

                              by       //s//
                                ---------------------------------------------
                              Name:     Wyatt R. Ritchie
                              Title:    Vice President


                              BANKERS TRUST COMPANY,
                              as a Lender

                              by       //s//
                                ---------------------------------------------
                              Name:     Christopher Kinslow
                              Title:    Vice President

                              BANQUE PARIBAS,
                              as a Lender

                              by       //s//
                                ---------------------------------------------
                              Name:     Pierre-Jean de Filippis
                              Title:    General Manager


                              by       //s//
                                ---------------------------------------------
                              Name:     Robert G. Shaw
                              Title:    Vice President


                              BANQUE NATIONALE de PARIS,
                              as a Lender

                              by       //s//
                                ---------------------------------------------
                              Name:     C. Bettles
                              Title:    Senior Vice President & Manager


                              by       //s//
                                ---------------------------------------------
                              Name:     Margaret Mudd
                              Title:    Vice President


                              CHEMICAL BANK,
                              as a Lender


                              by       //s//
                                ---------------------------------------------
                              Name:     William J. Caggiano
                              Title:    Managing Director


                              CREDIT LYONNAIS CAYMAN ISLAND
                              BRANCH,
                              as Co-Agent and as a Lender

                              by       //s//
                                ---------------------------------------------
                              Name:     Farboud Tavangar
                              Title:    Authorized Signature

                              DEUTSCHE BANK AG, LOS ANGELES
                              AND/OR CAYMAN ISLANDS BRANCHES,
                              as a Lender

                              by       //s//
                                ---------------------------------------------
                              Name:     J. Scott Jessup
                              Title:    Vice President


                              by       //s//
                                ---------------------------------------------
                              Name:     Ross Howard
                              Title:    Vice President


                              FIRST INTERSTATE BANK OF TEXAS, N.A.,
                              as a Lender


                              by       //s//
                                ---------------------------------------------
                              Name:     Rajiv Chopra
                              Title:    Banking Officer


                              MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK,
                              as Co-Agent and as a Lender

                              by       //s//
                                ---------------------------------------------
                              Name:     Robert M. Osieski
                              Title:    Vice President


                              MELLON BANK, N.A.,
                              as a Lender

                              by       //s//
                                ---------------------------------------------
                              Name:     Richard A. Lopatt
                              Title:    Vice President


                              PNC BANK, NATIONAL ASSOCIATION,
                              as Co-Agent and as a Lender

                              by       //s//
                                ---------------------------------------------
                              Name:     Karen George
                              Title:    Relationship Manager

                              SHAWMUT BANK CONNECTICUT, N.A.,
                              as a Lender

                              by       //s//
                                ---------------------------------------------
                              Name:     Manfred O. Eigenbrod
                              Title:    Managing Director


                              SOCIETY NATIONAL BANK,
                              as a Lender

                              by       //s//
                                ---------------------------------------------
                              Name:     Angela G. Mago
                              Title:    Vice President


                              SUNWEST BANK OF ALBUQUERQUE, N.A.,
                              as a Lender and as Issuing Bank

                              by       //s//
                                ---------------------------------------------
                              Name:     Nancy K. Madigan
                              Title:    Vice President
                              Address:  P.O. Box 25500, 303 Roma NW,
                                        Albuquerque, NM  87102
                              Telecopy: 505-282-4178


                              THE BANK OF TOKYO TRUST COMPANY,
                              as a Lender

                              by       //s//
                                ---------------------------------------------
                              Name:     M. Sheridan Sunier
                              Title:    Vice President


                              THE BOATMEN'S NATIONAL BANK OF
                              ST. LOUIS,
                              as a Lender

                              by       //s//
                                ---------------------------------------------
                              Name:     Juan A. Cazorla
                              Title:    Assistant Vice President

                              THE DAIWA BANK, LTD.,
                              as a Lender

                              by       //s//
                                ---------------------------------------------
                              Name:     James T. Wang
                              Title:    Vice President and Manager


                              by       //s//
                                ---------------------------------------------
                              Name:     Kirk L. Stites
                              Title:    Vice President


                              THE INDUSTRIAL BANK OF JAPAN,
                              LIMITED, LOS ANGELES AGENCY,
                              as a Lender

                              by       //s//
                                ---------------------------------------------
                              Name:     Toshinari Iyoda
                              Title:    Senior Vice President


                              THE LONG-TERM CREDIT BANK OF JAPAN,
                              LTD., LA AGENCY,
                              as Co-Agent and as a Lender

                              by       //s//
                                ---------------------------------------------
                              Name:     Yutaka Kamisawa
                              Title:    Deputy General Manager

                              THE MITSUBISHI BANK, LTD.,
                              LOS ANGELES BRANCH,
                              as a Lender

                              by       //s//
                                ---------------------------------------------
                              Name:     Albert W. Kelley
                              Title:    Vice President

                              THE NIPPON CREDIT BANK, LTD.,
                              LOS ANGELES AGENCY,
                              as a Lender

                              by       //s//
                                ---------------------------------------------
                              Name:     Bernardo E. Correa-Henschke
                              Title:    Vice President & Manager


                              THE SUMITOMO BANK, LIMITED,
                              as a Lender

                              by       //s//
                                ---------------------------------------------
                              Name:     Hiroshi Amano
                              Title:    General Manager


                              THE SUMITOMO TRUST & BANKING CO.,
                              LTD., NEW YORK BRANCH,
                              as a Lender

                              by       //s//
                                ---------------------------------------------
                              Name:     Suraj P. Bhatia
                              Title:    Senior Vice President
                                        Manager, Corporate Finance Dept.


                              TORONTO DOMINION (TEXAS), INC.,
                              as a Lender

                              by       //s//
                                ---------------------------------------------
                              Name:     Diane Bailey
                              Title:    Vice President